SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the registrant ☑
Filed by a party other than the registrant ☐

Check the appropriate box:	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☐ Preliminary proxy statement
☑ Definitive proxy statement
☐ Definitive additional materials
☐ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
COUSINS PROPERTIES INCORPORATED

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)
Payment of filing fee (Check the appropriate box):
☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement no.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 12, 2009

To our Stockholders:

The Annual Meeting of Stockholders of Cousins Properties Incorporated (“we”, “our,” or the “Company”) will be held on Tuesday, May 12, 2009, at 11:00 a.m. local time at 191 Peachtree Street, Atlanta, Georgia 30303. The purposes of the meeting are:

(1) To elect nine Directors nominated by the Board of Directors (the “Board of Directors” or the “Board”);

(2) To approve the Cousins Properties Incorporated 2009 Incentive Stock Plan (the “2009 Plan”) and the performance goals set forth in the 2009 Plan;

(3) To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

(4) To transact any other business as may properly come before the meeting.

All holders of record of our common stock at the close of business on March 13, 2009 are entitled to vote at the meeting and any postponements and adjournments of the meeting.

By Order of the Board of Directors,

ROBERT M. JACKSON
Corporate Secretary

Atlanta, Georgia
April 8, 2009

Whether or not you expect to attend the Annual Meeting, you are urged to vote, date, sign and return the enclosed proxy in the enclosed postage-paid envelope. You also may vote your shares over the Internet or by telephone as described on your proxy card. If you attend the Annual Meeting, you may revoke the proxy and vote your shares in person.

ii

COUSINS PROPERTIES INCORPORATED
191 Peachtree Street, Suite 3600
Atlanta, Georgia 30303-1740

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at our 2009 Annual Meeting of Stockholders. Our Annual Meeting will be held on Tuesday, May 12, 2009, at 11:00 a.m., local time, at 191 Peachtree Street, Atlanta, Georgia 30303. The proxy is solicited by our Board of Directors. This proxy statement and proxy card are first being sent to holders of our common stock on April 8, 2009.

Why am I receiving this proxy statement and proxy card?

You are receiving this proxy statement and proxy card because you owned shares of Cousins Properties Incorporated common stock on March 13, 2009. This proxy statement describes issues on which we would like you to vote at our Annual Meeting. It also gives you information on these issues so that you can make an informed decision.

What is a proxy?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. The written document in which you designate that person is called a proxy or a proxy card. Two of our Directors have been designated as proxies for the 2009 Annual Meeting of Stockholders. These Directors are Boone A. Knox and William Porter Payne.

Who is entitled to vote?

Holders of our common stock at the close of business on March 13, 2009 are entitled to receive notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting. March 13, 2009 is referred to as the record date.

To how many votes is each share of common stock entitled?

Holders of our common stock are entitled to one vote per share.

What is the difference between a stockholder of record and a stockholder who holds common stock in “street name”?

If your shares of common stock are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in “street name.”

How do I vote?

Common stockholders of record may vote:

•	over the Internet at the web address shown on your proxy card;

•	by telephone through the number shown on your proxy card;

•	by signing your proxy card and mailing it in the enclosed postage-paid envelope; or

•	by attending the Annual Meeting and voting in person.

If you hold your shares of common stock through a broker or bank, please refer to your proxy card or the information forwarded by your broker or bank to see the voting options that are available to you. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. However, if you hold your shares of common stock in street name, you must obtain a legal proxy from your broker or bank to be able to vote in person at the Annual Meeting.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	sending written notice of revocation to our Corporate Secretary at 191 Peachtree Street, Suite 3600, Atlanta, Georgia 30303-1740;

•	submitting a subsequent proxy via Internet or telephone or executing a new proxy card with a later date; or

•	voting in person at the Annual Meeting.

Attendance at the meeting will not by itself revoke a proxy.

On what items am I voting?

You are being asked to vote on three items:

•	the election of nine Directors nominated by the Board;

•	the approval of the 2009 Plan and the performance goals set forth in the 2009 Plan; and

•	the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

How may I vote for the nominees for election of Directors, and how many votes must the nominees receive to be elected?

With respect to the election of Directors, you may:

•	vote FOR the election of all nine nominees for Director;

•	WITHHOLD AUTHORITY to vote for one or more of the nominees and vote FOR the remaining nominees; or

•	WITHHOLD AUTHORITY to vote for all nine nominees.

Directors are elected by a plurality vote. As a result, the nine nominees receiving the highest number of FOR votes will be elected as Directors.

We have a majority voting policy for the election of Directors. The policy, which is part of our Corporate Governance Guidelines, sets forth our procedures if a nominee is elected, but receives a majority of votes withheld. In an uncontested election, any nominee for Director who receives a greater number of votes withheld from his or her election than votes for his or her election is required to promptly tender his or her resignation. Our Compensation, Succession, Nominating and Corporate Governance Committee is required to promptly consider the resignation offer and make a recommendation to the Board with respect to the resignation. The Board is required to take action with respect to this recommendation. The policy is more fully described below under “Majority Voting Policy.”

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board may, by resolution, provide for a lesser number of Directors or designate a substitute nominee. If the Board designates a substitute nominee, shares represented by proxies voted for the nominee unable to stand for election will be voted for the substitute nominee.

How may I vote for the approval of the 2009 Plan and the performance goals set forth in the 2009 Plan and the ratification of the appointment of the independent registered public accounting firm? How many votes must the proposals receive to pass?

With respect to the proposals to approve the 2009 Plan and the performance goals set forth in the 2009 Plan and ratify the independent registered public accounting firm, you may:

•	vote FOR the proposals;

•	vote AGAINST the proposals; or

•	ABSTAIN from voting on the proposals.

These proposals must receive the affirmative vote of a majority of the shares present at the Annual Meeting either in person or by proxy to pass. Abstentions and broker non-votes with respect to a proposal are counted for purposes of establishing a quorum, but will have no effect on the outcome of the vote.

In addition, New York Stock Exchange (“NYSE”) rules require that the total votes cast on the proposal to approve the 2009 Plan must represent a majority of the shares entitled to vote on the proposal.

How does the Board of Directors recommend that I vote?

The Board recommends a vote FOR the nine Director nominees, FOR the approval of the 2009 Plan and the performance goals set forth in the 2009 Plan and FOR the ratification of the independent registered public accounting firm.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed card but do not provide voting instructions, your shares of common stock will be voted FOR the nine nominees for Director, FOR the approval of the 2009 Plan and the performance goals set forth in the 2009 Plan and FOR the ratification of the independent registered public accounting firm.

Will my shares be voted if I do not sign and return my proxy card, vote by phone or vote over the Internet?

If you are a common stockholder of record and you do not sign and return your proxy card, vote by phone, vote over the Internet or attend the Annual Meeting and vote in person, your shares will not be voted and will not count in deciding the matters presented for stockholder consideration in this proxy statement.

If your shares of common stock are held in “street name” through a broker or bank and you do not provide voting instructions before the Annual Meeting, your broker or bank may vote your shares on your behalf under certain circumstances. Brokerage firms have the authority under NYSE rules to vote shares for which their customers do not provide voting instructions on routine matters. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes will be counted for purposes of establishing a quorum, but not for determining the number of shares voted for or against the non-routine matter.

The election of Directors and the ratification of the independent registered public accounting firm described in this proxy statement are routine matters. The approval of the 2009 Plan and the performance goals set forth in the 2009 Plan is not a routine matter.

If your shares are in street name, we encourage you to provide voting instructions to your broker or bank by voting your proxy. This action ensures your shares will be voted at the Annual Meeting in accordance with your wishes.

How many votes do you need to hold the Annual Meeting?

Shares of our common stock are counted as present at the Annual Meeting if the stockholder either is present and votes in person at the Annual Meeting or properly has submitted a proxy.

As of the record date, 51,352,091 shares of our common stock were outstanding and are entitled to vote at the Annual Meeting. Holders of a majority of the outstanding shares entitled to vote as of the record date must be represented at the Annual Meeting either in person or by proxy in order to hold the Annual Meeting and conduct business. This is called a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be
Held on May 12, 2009.

The proxy statement and annual report are available on the Investor Relations page of our website at www.cousinsproperties.com.

PROPOSAL 1 — ELECTION OF DIRECTORS

There are nine nominees for our Board of Directors this year. Our Directors are elected annually to serve until the next Annual Meeting of Stockholders and until their respective successors are elected. The Board has nominated the individuals named below for election as Directors at the Annual Meeting. All of the Director nominees are currently members of the Board and were elected as Directors by the stockholders at the Annual Meeting in 2008. Each Director nominee has consented to serve as a Director if so elected at the Annual Meeting.

Thomas G. Cousins, our founder and former Chairman of the Board, has served as Chairman Emeritus since December 2006. In this role he is invited to attend Board meetings, but does not have the right to vote as a Director.

Our Board of Directors recommends that you vote “FOR”
each of the nominees for Director

		Director
	Age	Since	Information About Nominee

Thomas D. Bell, Jr.	59	2000	Chief Executive Officer and Chairman of the Board of Directors and Chairman of the Executive Committee of the Company. Mr. Bell joined the Company as a Director in August 2000. In January 2001, he was named Vice Chairman of the Board of Directors. In January 2002, he was named President and Chief Executive Officer. In December 2006, he was named Chairman of the Board. He served as President until April 2007. Special Limited Partner with Forstmann Little & Co. from January 2001 until January 2002; Worldwide Chairman and Chief Executive Officer of Young & Rubicam, Inc. from January 2000 to November 2000; President and Chief Operating Officer of Young & Rubicam, Inc. from August 1999 to December 1999; Chairman and Chief Executive Officer of Young & Rubicam Advertising from September 1998 to August 1999. Director of Regal Entertainment Group, AGL Resources, Inc. and the United States Chamber of Commerce, and a Trustee of Emory University. Director of Lincoln National Corporation from 1988 to 2005.
Erskine B. Bowles	63	2003	President of the University of North Carolina since January 2006; Chairman of Erskine Bowles & Co., LLC since 2003; Senior advisor to Carousel Capital since 2002; Director of General Motors and Morgan Stanley. From March 2005 to August 2005, United Nations Under Secretary General, Deputy Special Envoy for Tsunami Recovery. From 1999 until 2001, Managing Director of Carousel Capital and Partner of Forstmann Little & Co., and from 1996 until 1998, served as White House Chief of Staff. Director of Merck & Co., VF Corporation and First Union Corporation from 1999 until 2001; Director of Wachovia Corporation in 2001; Director of Krispy Kreme Doughnut Corporation in 2003; Director of North Carolina Mutual Life Insurance Company from 2005 to 2009.
James D. Edwards	65	2007	From 1998 to 2002, Managing Partner — Global Markets of Arthur Andersen LLP. Served in various positions with Arthur Andersen since 1964. Member of the American Institute of Certified Public Accountants. Director of IMS Health Incorporated, Huron Consulting Group, Inc., Transcend Services, Inc. and Crawford & Company.
Lillian C. Giornelli	48	1999	For at least five years, Chairman, Chief Executive Officer and Trustee of The Cousins Foundation, Inc. and President of the CF Foundation. Since January 2007, Trustee of CF Foundation and President and Trustee of Nonami Foundation.

		Director
	Age	Since	Information About Nominee

S. Taylor Glover	57	2005	President and Chief Executive Officer of Turner Enterprises, Inc., a privately held investment and management company, since March 2002. Prior to March 2002, for at least five years, Senior Vice President of the Private Client Group of Merrill Lynch. Director of Cox Enterprises, Inc., a privately held media company.
James H. Hance, Jr.	64	2005	From 1994 through January 2005, Vice Chairman of Bank of America Corporation, a financial services holding company; Chief Financial Officer of Bank of America from 1988 to April 2004 and a Director from 1999 through January 2005. Director of Sprint Nextel, Duke Energy and Rayonier, Inc., a lumber company. Director of Summit Properties, Inc. from 1994 to 2005. Senior advisor to The Carlyle Group.
William B. Harrison, Jr.	65	2006	From November 2001 to December 2006, Chairman of the Board of JPMorgan Chase, which merged with Bank One Corporation on July 1, 2004. Chairman and Chief Executive Officer of JPMorgan Chase from November 2001 to December 2005. Prior to merger with JPMorgan & Co., Mr. Harrison was Chairman and Chief Executive Officer of the Chase Manhattan Corporation, a position he held since January 1, 2000. Director of Merck & Co., Inc. Member of The Business Council, The Financial Services Forum and The Financial Services Roundtable.
Boone A. Knox	72	1969	For at least five years, Managing Partner of Knox, Ltd. and the Managing Trustee of the Knox Foundation. Trustee of Equity Residential Properties Trust, Director of Fulghum Fibres, Inc. and retired Chairman of Regions Bank of East Central Georgia.
William Porter Payne	61	1996	Partner of Gleacher Partners LLC since July 2000. Chairman of Centennial Investment Properties since May 2004. Vice Chairman and Director of PTEK Holdings, Inc. from July 1998 to July 2000; Vice Chairman of Bank of America Corporation from February 1997 to July 1998. Served as President and Chief Executive Officer of the Atlanta Committee for the Olympic Games. Director of Lincoln Financial Group. Director of Anheuser Busch, Inc. from 1997 to 2008.

There are no family relationships among our Directors or executive officers.

Meetings of the Board of Directors and Director Attendance at Annual Meetings

Our Board held five meetings during 2008. Each Director attended at least 75% of the total number of meetings of the Board and any committees of which he or she was a member.

We typically schedule a Board meeting in conjunction with our Annual Meeting and expect that our Directors will attend, absent a valid reason. All Directors serving at the time of last year’s Annual Meeting attended the Annual Meeting.

Committees of the Board of Directors

Our Board has three standing committees — the Audit Committee, the Compensation, Succession, Nominating and Governance Committee and the Executive Committee.

Audit Committee.  The current members of our Audit Committee are Mr. Glover, Mr. Hance, Mr. Harrison and Mr. Knox. Mr. Knox is the Chairman of the Committee. The Audit Committee held eight meetings during 2008. All of the members of the Audit Committee are independent within the meaning of the SEC regulations, the listing standards of the NYSE and our Director Independence Standards. All of the members of the Audit Committee are financially literate within the meaning of the SEC regulations, the listing standards of the NYSE and the Company’s Audit Committee Charter. The Board has determined that Mr. Knox is an audit committee financial expert within the meaning of the SEC regulations and that he has accounting and related financial management expertise within the meaning of the NYSE listing standards.

The primary responsibilities of our Audit Committee include:

•	deciding whether to appoint, retain or terminate our independent registered public accounting firm;

•	reviewing with the independent registered public accounting firm the audit plan and results of the audit engagement;

•	reviewing the scope and results of our internal auditing procedures and the adequacy of our financial reporting controls;

•	reviewing the independence of the independent registered public accounting firm; and

•	considering the reasonableness of and, as appropriate, approving the independent registered public accounting firm’s audit and non-audit fees.

Compensation, Succession, Nominating and Governance Committee.  The current members of our Compensation, Succession, Nominating and Governance Committee are Mr. Bowles, Mr. Edwards, Mr. Hance, Mr. Harrison and Mr. Payne. Mr. Payne is the Chairman of the Committee. The Compensation, Succession, Nominating and Governance Committee held five meetings during 2008. All of the members of the Compensation, Succession, Nominating and Governance Committee are independent within the meaning of the listing standards of the NYSE and our Director Independence Standards.

The primary responsibilities of our Compensation, Succession, Nominating and Governance Committee include:

•	setting and administering the policies that govern executive compensation;

•	overseeing our management succession and development programs;

•	making recommendations regarding composition and size of the Board;

•	considering nominees for Director recommended by stockholders;

•	reviewing qualifications of Director candidates and the effectiveness of incumbent Directors; and

•	making recommendations regarding non-employee Director compensation.

The Compensation, Succession, Nominating and Governance Committee retained Towers Perrin, an outside human resources consulting firm, in 2008 to provide advice regarding compensation for our executive officers, including the Named Executive Officers listed in the compensation tables in this proxy statement. Towers Perrin provided the Compensation, Succession, Nominating and Governance Committee with relevant market data and alternatives to consider when making compensation decisions for our executive officers, including our Named Executive Officers. For more information about the market data provided to the committee, see “Compensation Discussion and Analysis.”

Towers Perrin advised the Compensation, Succession, Nominating and Governance Committee with respect to compensation trends and best practices, plan design and individual compensation amounts. Towers Perrin also provided services to management regarding benchmarking of non-executive officer positions and other matters. The Compensation, Succession, Nominating and Governance Committee is aware of the services provided by Towers Perrin to management.

Executive Committee.  The members of our Executive Committee are Mr. Bell, Mr. Knox and Mr. Payne. Mr. Bell is Chairman of the Executive Committee. The Executive Committee may exercise all powers of the Board in the management of our business and affairs, except for those powers expressly reserved to the Board. The Executive Committee did not take any action during 2008, other than the approval of the final price for property previously approved for sale by the full Board.

Director Independence

In order to evaluate the independence of each Director, our Board has adopted a set of Director Independence Standards as part of our Corporate Governance Guidelines. The Director Independence Standards are attached to this proxy statement as Annex A. They can also be found on the Investor Relations page of our website at www.cousinsproperties.com.

The Board has reviewed Director independence under NYSE Rule 303A.02(a) and our Director Independence Standards. In performing this review, the Board considered all transactions and relationships between each Director and our Company, subsidiaries, affiliates, senior executives and independent registered public accounting firm, including those reported under the section “Certain Transactions.” As a result of this review, the Board affirmatively determined that seven of our nine Directors currently serving on the board are independent. The independent Directors are Mr. Bowles, Mr. Edwards, Mr. Glover, Mr. Hance, Mr. Harrison, Mr. Knox and Mr. Payne.

Mr. Bell is not an independent Director because of his employment as our Chief Executive Officer. Ms. Giornelli is not an independent Director because she is an immediate family member of Mr. Cousins, who was one of our executive officers in the last three years.

Our Audit Committee and our Compensation, Succession, Nominating and Governance Committee are composed solely of independent Directors.

Executive Sessions of Non-Management Directors

Our non-management Directors meet without management present at least two times each year, and our independent Directors meet at least once per year. In January 2004, our Board named Mr. Payne as the Lead Director. He is responsible for presiding at meetings of non-management and independent Directors.

Any stockholder or interested party who wishes to communicate directly with the Lead Director or the non-management Directors as a group may do so by writing to: Cousins Properties Incorporated, 191 Peachtree Street, Suite 3600, Atlanta, GA 30303-1740, Attention: Lead Director.

Corporate Governance

Our Board has adopted a set of Corporate Governance Guidelines. The Corporate Governance Guidelines are available on the Investor Relations page of our website at www.cousinsproperties.com. The charters of the Audit Committee and the Compensation, Succession, Nominating and Governance Committee are also available on the Investor Relations page of our website.

Our Board has adopted a Code of Business Conduct and Ethics (the “Ethics Code”), which applies to all officers, Directors and employees. This Ethics Code reflects our long-standing commitment to conduct our business in accordance with the highest ethical principles. Our Ethics Code is available on the Investor Relations page of our website at www.cousinsproperties.com. Copies of our Corporate Governance Guidelines, committee charters and Ethics Code are also available upon written request to Cousins Properties Incorporated, 191 Peachtree Street, Suite 3600, Atlanta, Georgia 30303-1740, Attention: Corporate Secretary.

Any stockholder or interested party who wishes to communicate directly with our Board, or an individual member of our Board, may do so by writing to Cousins Properties Incorporated Board of Directors, c/o Corporate Secretary, 191 Peachtree Street, Suite 3600, Atlanta, Georgia 30303-1740. At each regular Board meeting, the Corporate Secretary will present a summary of any communications received since the last meeting (excluding any communications that consist of advertising, solicitations or promotions of a product or service) and will make the communications available to the Directors upon request.

Majority Voting Policy

Our Corporate Governance Guidelines include a majority voting policy for the election of Directors. Pursuant to this policy, in an uncontested election of Directors, any nominee who receives a greater number of votes withheld from his or her election than votes for his or her election will promptly tender his or her resignation for consideration by the Compensation, Succession, Nominating and Governance Committee. The Compensation, Succession, Nominating and Governance Committee will promptly consider the resignation offer and make a recommendation to the Board. The Board will act on the Compensation, Succession, Nominating and Governance Committee’s recommendation within 90 days following the certification of the stockholder vote.

We will publicly disclose, in a Form 8-K furnished to the SEC, the Board’s decision regarding whether to accept the resignation offer. Any Director who tenders his or her resignation will not participate in the Committee or Board deliberations.

Selection of Nominees for Director

Our Directors take a critical role in guiding our strategic direction and overseeing our management. Our Board has delegated to the Compensation, Succession, Nominating and Governance Committee the responsibility for reviewing and recommending nominees for membership on the Board. Candidates are considered based upon various criteria. Candidates must have integrity, accountability, judgment and perspective. In addition, candidates are chosen based on their leadership and business experience, as well as their ability to contribute toward governance, oversight and strategic decision-making.

The Compensation, Succession, Nominating and Governance Committee will consider Director nominees proposed by stockholders on the same basis as recommendations from other sources. Any stockholder who wishes to recommend a prospective nominee for consideration by the committee may do so by submitting the candidate’s name and qualifications in writing to Cousins Properties Incorporated Compensation, Succession, Nominating and Governance Committee, c/o Corporate Secretary, 191 Peachtree Street, Suite 3600, Atlanta, Georgia 30303-1740.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth, as of February 1, 2009 unless otherwise noted, information regarding the beneficial ownership of our common stock by:

•	our Directors;

•	our Chief Executive Officer, our Chief Financial Officer and the three other executive officers that had the highest total compensation for 2008, calculated in accordance with SEC rules and regulations (our “Named Executive Officers” or “NEOs”);

•	the Directors and executive officers as a group; and

•	beneficial owners of more than 5% of our outstanding common stock.

	Number of Shares of Common Stock Beneficially Owned(1)
			Options
		Shares Held	Exercisable	Other Shares
	Restricted	in Profit	within 60	Beneficially		Percent of
	Stock(2)	Sharing Plan	Days(3)	Owned		Class(4)

Thomas D. Bell, Jr.	17,261	3,625	1,514,946	313,846	(5)	3.50%
Erskine B. Bowles	809	—	33,836	9,232		*
Daniel M. DuPree	10,022	11,583	274,630	44,202		*
James D. Edwards	809	—	12,000	9,000		*
James A. Fleming	3,903	4,774	108,731	16,961		*
Lillian C. Giornelli	809	—	12,000	354,428	(6)	*
S. Taylor Glover	809	—	25,182	87,303	(7)	*
James H. Hance, Jr.	809	—	25,182	25,511		*
William B. Harrison, Jr.	809	—	18,591	8,699		*
Craig B. Jones	5,468	10,736	374,626	64,843	(8)	*
Boone A. Knox	809	—	59,201	339,141	(9)	*
William Porter Payne	809	—	76,509	59,617	(10)	*
R. Dary Stone	4,215	3,129	228,988	137,793		*
Total for all Directors and executive officers as a group (17 persons)	55,359	36,097	2,899,819	1,491,470	(11)	8.26%
5% Stockholders
Thomas G. Cousins(12)	—	—	—	7,902,249		15.39%
Davis Selected Advisers, L.P.(13)	—	—	—	3,670,336		7.14%
The Vanguard Group, Inc.(14)	—	—	—	3,246,378		6.32%
CF Foundation Incorporated(15)	—	—	—	3,004,490		5.85%
T. Rowe Price Associates, Inc.(16)	—	—	—	2,932,410		5.70%

*	Less than 1% individually

(1)	Based on information furnished by the individuals named in the table, includes shares for which the named person has sole voting or investment power or shared voting or investment power with his or her spouse. Under SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she has no beneficial economic interest. Except as stated in the notes below, the persons indicated possessed sole voting and investment power with respect to all shares set forth opposite their names.

(2)	Represents shares of restricted stock awarded to certain executive officers and Directors. The restricted stock vests over four years, and the executive officers and Directors have the right to direct the voting of, and to receive dividends on, the stock reflected in the table.

(3)	Represents shares that may be acquired through stock options exercisable through March 31, 2009.

(4)	Based on 51,352,091 shares of common stock issued and outstanding as of February 1, 2009. Assumes that all options owned by the named individual and exercisable within 60 days are exercised. The total number of shares outstanding used in calculating this percentage also assumes that none of the options owned by other named individuals are exercised.

(5)	Includes 17,955 shares held by the Jennifer and Thomas Bell Family Foundation, of which Mr. Bell and his wife serve as co-trustees, and 12,000 shares subject to pledge. Mr. Bell shares voting and investment power with respect to the 17,955 shares held by the Bell Family Foundation.

(6)	Includes 1,717 shares as to which Ms. Giornelli shares voting and investment power. Includes 56,926 shares held by Ms. Giornelli as custodian for her children. Does not include 4,092 shares held by the Estate of Lillian W. Cousins, for which Ms. Giornelli is executrix and as to which Ms. Giornelli disclaims beneficial ownership.

(7)	Includes 5,000 shares owned by Mr. Glover’s wife, as to which Mrs. Glover has sole voting power.

(8)	Includes 1,526 shares owned in trust for the benefit of Mr. Jones’ sons, for which Mr. Jones disclaims beneficial ownership.

(9)	Includes 164,710 shares owned by the Knox Foundation, of which Mr. Knox is a trustee and chairman, and 8,000 shares owned by Mr. Knox’s sister-in-law. Mr. Knox shares voting and investment power with respect to the 172,710 shares held by the Knox Foundation and Mr. Knox’s sister-in-law. Mr. Knox disclaims beneficial ownership of these 172,710 shares.

(10)	Does not include 1,875 shares held by the Estate of John F. Beard, for which Mr. Payne’s wife is executrix and as to which Mr. Payne disclaims beneficial ownership.

(11)	Includes 202,297 shares as to which Directors and executive officers share voting and investment power with others. Does not include 5,967 shares owned by spouses and other affiliates of Directors and executive officers, as to which they disclaim beneficial ownership.

(12)	Includes 624,011 shares as to which Mr. Cousins shares voting and investment power. Does not include 699,721 shares owned by Mr. Cousins’ wife, as to which he disclaims beneficial ownership. The address for Mr. Cousins is 3445 Peachtree Road, N.E., Suite 175, Atlanta, Georgia 30326.

(13)	According to a Schedule 13G/A filed with the SEC on February 13, 2009, Davis Selected Advisers, L.P. (“Davis”), an investment adviser, has sole voting power with respect to 1,505,918 shares of our common stock and sole dispositive power with respect to 3,670,336 shares of our common stock. According to the Schedule 13G/A, Davis beneficially owned 7.14% of our common stock as of December 31, 2008. The business address of Davis is 2949 East Elvira Road, Suite 101, Tucson, Arizona 85756.

(14)	According to a Schedule 13G filed with the SEC on February 13, 2009, The Vanguard Group, Inc. (“Vanguard”), an investment advisor, has sole voting power with respect to 50,702 shares of our common stock and sole dispositive power with respect to 3,246,378 shares of our common stock. According to the Schedule 13G, Vanguard beneficially owned 6.32% of our common stock as of December 31, 2008. The business address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(15)	Reflects shares owned by CF Foundation Incorporated, 3445 Peachtree Road, N.E., Suite 175, Atlanta, Georgia 30326.

(16)	According to a Schedule 13G filed with the SEC on February 10, 2009, T. Rowe Price Associates, Inc. (“T. Rowe”), an investment advisor, has sole voting power with respect to 453,700 shares of our common stock and sole dispositive power with respect to 2,932,410 shares of our common stock. According to the Schedule 13G, T. Rowe beneficially owned 5.7% of our common stock as of December 31, 2008. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), T. Rowe is deemed to be a beneficial owner of such common stock; however, T. Rowe expressly disclaims that it is, in fact, the beneficial owner of such common stock. The business address of T. Rowe is 100 E. Pratt Street, Baltimore, Maryland 21202.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Compensation Objectives

The Compensation, Succession, Nominating and Governance Committee of our Board of Directors (the “Compensation Committee”) is responsible for establishing the underlying policies and principles of our compensation program, as well as determining the compensation of our executive officers, including our Named Executive Officers (or “NEOs”) that is detailed in the tables that follow. In assessing the compensation of our executives, including our NEOs, we consider strategies intended to attract and retain talented executives, both new hires and our existing team, in a competitive and dynamic real estate marketplace. While keeping in mind our accountability to our stockholders, we aim to reward executives commensurate with corporate and individual performance in a variety of circumstances.

The success of our business plan depends significantly on the performance of the executives responsible for its execution. Our strategy differs from the strategy of most real estate investment trusts (or “REITs”). Rather than growing by acquisitions and focusing on portfolio management, we create value through the acquisition and development, or re-development, of real estate. In order to accomplish this goal through market cycles, we have created an organization that has the capacity to develop or invest in multiple product types in several geographic markets. Our ability to execute development and investment management, to mitigate associated risk and to plan for succession requires us to attract and retain executive talent across all of our disciplines.

The core principle of our compensation program is to position our NEOs’ cash and equity-based compensation to be within a competitive range (e.g., +/-15%) of the average compensation paid by the 50th to the 75th percentile of certain relevant labor markets (described below under “Peer Group Analysis”) for similarly situated positions. Providing compensation levels within this range allows us to be competitive in finding and retaining the top talent we need to continue to perform at high levels. Another principle of our compensation strategy is to provide a meaningful portion of total compensation via equity-based awards.

All of our employees, including our NEOs, are employed “at-will.” Other than a 401(k)/profit sharing plan, we do not have a pension plan or deferred compensation program for any of our employees, including our NEOs. Rather, we focus on providing cash compensation and long-term equity-based awards in amounts necessary to retain our NEOs and to allow them to provide for their own retirement. However, we have typically made annual discretionary contributions to our 401(k)/profit sharing plan for the benefit of all employees meeting certain service requirements. In addition, certain key employees, including our NEOs, are provided benefits under Change in Control Severance Agreements. These agreements are discussed below under “Severance Policy, Retirement and Change in Control Agreements.”

NEOs for 2008

Our NEOs for 2008 are Thomas D. Bell, Jr. — Chairman of the Board and Chief Executive Officer, R. Dary Stone — Vice Chairman of the Company, Craig B. Jones — Executive Vice President and Chief Investment Officer and James A. Fleming — Executive Vice President and Chief Financial Officer. In addition, Daniel M. DuPree is one of our NEOs discussed herein. During 2008, Mr. DuPree was our President & Chief Operating Officer. In February 2009, Mr. DuPree was named Vice Chairman and relinquished the title of President & Chief Operating Officer. In March 2009, Mr. DuPree resigned from the Company.

Compensation Review Process

Peer Group Analysis

The Compensation Committee evaluates NEO compensation by reviewing available competitive data. The Compensation Committee reviews data representing organizations of varying sizes (measured by market capitalization) and operating strategies. For 2008 compensation, the Compensation Committee engaged Towers Perrin to compile data from three primary sources: (1) the 2007 National Association of Real Estate Investment Trusts

(“NAREIT”) survey, (2) the 2006 Mercer Real Estate Survey and (3) a “custom cut” peer group of 11 companies with similar business activities, strategies and asset classes.

We have no input regarding the companies included in the NAREIT or Mercer surveys. In contrast, we did select the 11 companies in the “custom cut” peer group, which were:

• Boston Properties, Inc.	• Federal Realty Investment Trust	• Macerich Company
• Colonial Properties Trust	• Forest City Enterprises	• Post Properties, Inc.
• Developers Diversified Realty Corporation	• Highwoods Properties, Inc.	• Regency Centers Corporation
• Duke Realty Corporation	• Kimco Realty Corporation

The NAREIT survey is conducted annually and collects compensation information for executive and non-executive positions exclusively for REITs. In addition to the total sample of all 103 companies in the NAREIT survey, the Compensation Committee considered data for the 27 companies in the survey with a total market capitalization of $1 billion to $3 billion (as of the time of the survey) and data for the 15 companies in the survey with a total market capitalization of $3 billion to $6 billion (as of the time of the survey). The NAREIT survey is used to provide the Compensation Committee with a broad view of the competitive labor market. Although the Compensation Committee views the entire NAREIT database as the best representation of competitive practices, no single data perspective is targeted in the Compensation Committee’s consideration of appropriate compensation levels for NEOs. The Compensation Committee also uses a survey conducted bi-annually by Mercer Consulting, which focuses on businesses in the real estate development industry. The Mercer survey includes companies that are not REITs, as well as privately held companies. For our NEOs, data from each survey was considered but the primary data reference was the total sample of all companies in the NAREIT survey.

Performance Review

The Compensation Committee evaluates Company performance when making compensation decisions with respect to our NEOs. In particular, as discussed herein, Company performance is used to evaluate Annual Incentive Cash Awards and Long-Term Incentive Equity Awards.

Role of Management and Compensation Consultants

In making decisions regarding executive officer compensation, the Compensation Committee considers recommendations from our CEO with respect to each of the other executive officers. These recommendations are based upon the CEO’s analysis of each executive officer’s performance and contributions. However, the Compensation Committee retains the right to act in its sole and absolute discretion. In addition, representatives of Towers Perrin will from time to time attend Compensation Committee meetings and provide guidance regarding interpreting the competitive compensation data and trends in the marketplace.

Components of Compensation

As provided in the Summary Compensation Table for 2008 below, compensation for our NEOs in 2008 incorporated four primary components: a base salary, annual incentive cash award, long-term incentive equity award (or “LTI”) and certain benefits and perquisites.

Base Salary

The Compensation Committee, at its December 6, 2007 meeting, determined the 2008 base salaries for our NEOs. The Compensation Committee views base salary as the foundation of our compensation program. We make base salary decisions based on the individual’s scope of responsibilities, experience, qualifications, individual performance and contributions to the Company, as well as an analysis of data from the peer groups discussed previously. Based on these criteria, the Compensation Committee determined that the base salaries of Messrs. Bell, Fleming and Stone were appropriate and were not changed for 2008. The base salary of Mr. DuPree was increased from $375,000 to $400,000 for 2008 to reflect his additional responsibilities after he became President and Chief Operating Officer in May 2007. The base salary of Mr. Jones was increased from $340,000 to $350,000 for 2008 to reflect his important contributions to the Company. The base salaries of our NEOs for 2007 and 2008 were as follows:

	2007	2008
	Base Salary	Base Salary

Thomas D. Bell, Jr.	$650,000	$650,000
Daniel M. DuPree	$375,000	$400,000
R. Dary Stone	$300,000	$300,000
Craig B. Jones	$340,000	$350,000
James A. Fleming	$320,000	$320,000

Annual Incentive Cash Award Opportunity

Our NEOs each have an opportunity to earn an annual incentive cash award. This award is designed to reward annual corporate performance, as well as to encourage and reward individual achievement during the year. The target incentive cash awards range from approximately 90% to 125% of the NEO’s base salary amount, with our most senior NEOs at the higher end of this range. The Compensation Committee established a 2008 target incentive cash award opportunity for each NEO following a review of the individual’s scope of responsibilities, experience, qualifications, individual performance and contributions to the Company, as well as an analysis of data from the peer groups discussed previously. The annual incentive cash award opportunity target and the performance goals set by the Compensation Committee (discussed below) are communicated to the NEOs each year. The determination of the actual incentive cash award paid to an executive officer is not entirely formulaic. The Compensation Committee, in exercising its judgment and discretion to adjust an award up or down, considers all facts and circumstances when evaluating individual executive’s performance, including changing market conditions and broad corporate strategic initiatives, along with overall responsibilities and contributions.

2008 Annual Incentive Cash Award

At its February 18, 2008 meeting, the Compensation Committee adopted goals for each division and the corporate group. The goals were adopted following a review of our annual business plan and budget for the year. The Compensation Committee assigned each goal a weight of relative importance. The Compensation Committee considered these goals to be aggressive and that, if met, the Company and each division would have had a good year. In May 2008, we reorganized the Company, eliminating our division structure and instead adopting a “matrix” organization focused on functional areas (i.e., Development, Leasing and Asset Management, Investment and Corporate). We believe this new structure will put the Company in the best position to continue to be competitive in the future. Following the reorganization, the Compensation Committee, at its May 6, 2008 meeting, adjusted the annual incentive cash award goals to reflect the new organization of the Company, blending the divisional goals into overall Company goals that would apply regardless of function and area. The following were the annual incentive cash award performance goals for 2008:

1. Funds From Operations.  The Compensation Committee established a “Funds From Operations” (or “FFO”)1 goal for the Company. We believe that FFO is an appropriate measure of corporate performance when it is properly adjusted for activities related to our development and capital recycling strategies. FFO was weighted to be 30% of the overall goal.

2. Percentage Leased.  Another goal for 2008 was the percentage of space leased in our office and retail portfolios, both operating properties and those under development. We believe one of our core competencies is to develop and lease property. Therefore, we expect each project to achieve near capacity occupancy after a pro forma lease-up period following completion of construction or acquisition. Leasing targets for 2008 also took into account overall market conditions. Percentage leased was weighted to be 30% of the overall goal.

3. Profits From Residential Lot, Condominium and Tract Sales.  Another goal for 2008 was profits from residential lot, condominium and tract sales, which was weighted to be 20% of the overall goal.

1 For the definition of FFO, please see our Annual Report on Form 10-K for the year ended December 31, 2008 available at www.sec.gov or on the Investor Relations page of our website at www.cousinsproperties.com.

4. Development Starts and Investments.  The final goal for 2008 was new development starts and investments. Our 2008 development starts and investments goal took into account our development capacity, our development pipeline and the status of the real estate cycle. This goal was weighted to be 20% of the overall goal.

The Compensation Committee believed that the 2008 performance goals and the weighting of each for the 2008 annual incentive cash awards, were aggressive and appropriate given our business strategy and historic performance.

The Compensation Committee, at its January 28, 2009 meeting, evaluated performance against these goals and determined that we had partially achieved our performance goals for the year. In particular, our FFO was substantially in line with our goal if certain non-cash impairment charges were excluded from the calculation. The Compensation Committee considered our level of FFO strong considering the economic environment in 2008. We did not achieve our blended overall leasing goals (operating properties combined with development properties). However, despite the weakening economy, we were able to exceed our leasing goals for operating properties. The Compensation Committee considered that our performance against our sales goals was relatively strong, particularly in light of the overall market. Our land tracts sales were above target, while our condominium and residential lot sales were well below target. One reason we underperformed our condominium sales goal was due to the decision to sell in bulk the remaining residential units at our 50 Biscayne project in Miami, Florida. The 50 Biscayne bulk sale was at a lower profit percentage than our original estimate, but the Compensation Committee still considered our overall performance with respect to this investment strong, particularly in light of the turbulent condominium market in Miami, Florida. Last, we did not achieve our development starts and investments goals for 2008. In fact, we did not start any new developments in 2008 and made only one relatively small investment late in the year. The decision not to start any new developments during the year was primarily due to the overall market conditions. In this regard, the Compensation Committee determined that we had made the right decisions with respect to new development and investments in 2008, by not taking unnecessary risks.

For 2008, the Compensation Committee considered that we had achieved 64% of our overall goals. In addition to performance against the established goals, the Compensation Committee considered each NEO’s 2008 individual performance and contributions to the Company during the year. As discussed previously, the overall evaluation of Company and individual performance is not formulaic or quantitative; rather, it is subjective and determined at the discretion of the Compensation Committee. However, for 2008, individual performance did not result in any adjustment to the actual award for any of our NEOs. Based on these considerations and the performance against goals discussed above, each of our NEOs earned annual incentive cash awards for 2008 in an amount equal to 64% of the applicable target, detailed for each NEO as follows:

			2008
	2008 Target Awards		Actual Awards
	% of Base Salary	Dollar Amount	(64% of Target)

Thomas D. Bell, Jr.	125%	$812,500	$520,000
Daniel M. DuPree	115%	$460,000	$294,400
R. Dary Stone	110%	$330,000	$211,200
Craig B. Jones	100%	$350,000	$224,000
James A. Fleming	90%	$288,000	$184,320

Special Cash Bonus Award to Mr. Stone

The Compensation Committee awarded Mr. Stone a special $150,000 bonus for 2008 to acknowledge his role in the Company’s receipt during the year of a $13.5 million fee, before commissions and taxes, from the sale of property by a third-party client. The Company expects to receive additional fees in the future with respect to the sale of the property. The Compensation Committee also awarded Mr. Stone a second special bonus of $150,000 for 2009, payable in early 2010, provided that Mr. Stone continues to be employed by the Company. In addition, the Compensation Committee awarded Mr. Stone a third special bonus of $200,000 for 2015, payable on February 28, 2016, provided that the amount of such special bonus will be reduced in the same proportion that certain future amounts received by the Company from the sale of the property are less than anticipated. The third special bonus is not conditioned upon Mr. Stone’s future employment.

2009 Annual Incentive Cash Award Targets

The Compensation Committee, at its meeting on December 5, 2008, established the 2009 target annual incentive cash awards for our NEOs as a percentage of base salary and also expressed as a dollar amount in the table below:

	2009 Target Awards
	% of Base Salary	Dollar Amount

Thomas D. Bell, Jr.	125%	$812,500
Daniel M. DuPree	115%	$460,000
R. Dary Stone	110%	$330,000
Craig B. Jones	100%	$350,000
James A. Fleming	90%	$288,000

The Compensation Committee, at its meeting on February 16, 2009, established the goals for 2009 annual incentive cash awards. The 2009 goals are comprised of (1) FFO, (2) square footage leased, (3) profits from residential lot, condominium and tract sales and (4) acquisitions and investments, which would include new development starts. Relative to 2008, the Compensation Committee weighted the 2009 goals to emphasize FFO and square footage leased across our portfolio, representing 35% and 40%, respectively, of the overall 2009 goals (both up from 30% in 2008). Given the current status of the real estate cycle, the Compensation Committee weighted the goals for profits from residential lot, condominium and tract sales and for acquisitions and investments relatively smaller than in previous years representing 15% and 10%, respectively, of the overall goal (each down from 20% in 2008). The Compensation Committee considers these goals to be very aggressive in the current markets and that if met then the Company would have had a good year.

Long-Term Incentive Equity Awards

Our LTI program is intended to provide an incentive to our executives for the creation of value and the corresponding growth of our stock price over time. The ultimate goal of equity-based compensation is to encourage executives to act as equity owners. We believe equity-based compensation plays an essential role in retaining and motivating our NEOs by providing incentives that are linked to our long-term success and increasing stockholder value. The Compensation Committee grants stock options, stock appreciation rights (“SARs”), restricted stock and restricted stock units (“RSUs”) under our LTI program.

Stock Options And Stock Appreciation Rights

The Compensation Committee believes that a significant portion of our equity-based compensation should be in the form of stock options or SARs, which reward stock price growth in a more substantial way than full value stock awards, such as restricted stock and RSUs. The Compensation Committee believes that stock options and SARs provide a significant link between the executive and our goal of maximizing stockholder value, as the award will have value only if the market value of our stock increases above the exercise price. Typically, the Compensation Committee allocates LTI awards 60% to full value awards and 40% to stock options and SARs. However, the Compensation Committee will from time to time adjust this allocation depending upon the number of shares available under our equity plan and considering levels of stockholder dilution. For example, the Compensation Committee granted LTI awards to our NEOs using 43% full value awards and 57% stock options in 2007 and then granted LTI awards to our NEOs using 60% full value awards and 40% stock options in 2008.

Stock options and SARs (i) are issued with an exercise price equal to the closing market price on the grant date, (ii) vest ratably over the four-year period beginning on the grant date and (iii) expire 10 years from the grant date. The vesting requirement creates an incentive for an executive to remain employed with the Company. Stock options and SARs do not include dividend equivalents or any reload grant features, but they are adjusted as a result of special dividends. Stock options and SARs are valued using the Black-Scholes method for purposes of determining the number of options or SARs granted to a particular NEO and the contribution of the grant to his total compensation figure.

Restricted Stock and Restricted Stock Units

For 2008 performance, the Compensation Committee, at its February 16, 2009 meeting, awarded RSUs to our NEOs. Full value equity awards, such as restricted stock and RSUs, do not reward stock price growth to the same extent as stock options and SARs. Nevertheless, the Compensation Committee believes that full value awards are an effective compensation tool because the current value of the award is more visible to the executive, creates an interest that encourages executives to think and act like stockholders and serves as a competitive retention vehicle because the awards vest over four years. For 2008, the Compensation Committee did not grant any restricted stock.

An RSU is a bookkeeping unit that is essentially the economic equivalent of a share of restricted stock, the difference being that upon vesting the RSU is settled in cash. RSUs generally vest ratably over a four-year period following the grant. Beginning with the 2009 RSU grants, upon vesting each RSU will pay a cash amount equal to the 30-day average closing price of our common stock as of the vesting date. For RSUs granted prior to 2009, each RSU pays an amount equal to the closing price of our common stock on the vesting date. Also, holders of restricted stock and RSUs generally receive all regular and special cash dividends declared, or dividend equivalents in the case of RSUs, with respect to our common stock. The Compensation Committee periodically issues cash settled RSUs as a portion or the entire full value component of LTI, after considering levels of stockholder dilution since the RSU awards do not result in additional dilution to existing stockholders.

2008 LTI Targets

The Compensation Committee, at its February 18, 2008 meeting, established the target 2008 LTI awards for our NEOs. The Compensation Committee established a 2008 LTI target for each NEO following a review of the individual’s scope of responsibilities, experience, qualifications, individual performance and contributions to the Company, as well as an analysis of data from the peer groups discussed previously. The 2008 LTI target for each NEO was not adjusted from the 2007 LTI target. LTI target awards are expressed as a dollar amount. The Compensation Committee utilizes a dollar amount as a target, rather than a number of shares or options, so as to neutralize the impact of stock price volatility and permit our equity-based compensation to be budgeted with greater accuracy. The Compensation Committee views LTI as an essential component of annual compensation of our NEOs and, as a result, the committee does not consider prior grants when making current year determinations. The target 2008 LTI awards for our NEOs are included in the table under “2008 LTI Grants” below.

2008 LTI Performance Goals

In 2006, the Compensation Committee established the following three performance factors for purposes of evaluating LTI awards: (1) “total stockholder return” over various time periods, both on an absolute basis and relative to the Morgan Stanley REIT index, (2) development starts and investments over time and (3) “value creation” over time. For 2008, the Compensation Committee reviewed these LTI performance factors and determined that each was still appropriate. The Compensation Committee may review the factors again in 2009 if it believes it is warranted. Our LTI performance factors are neither absolute targets nor are they applied in a formulaic manner. Rather, performance is evaluated across the three factors and over time. The Compensation Committee believes that the LTI performance factors are aggressive and appropriate given our business strategy and historic results. The Compensation Committee, at its February 16, 2009 meeting, evaluated performance in 2008 against these factors as follows:

1. Total Stockholder Return.  Performance of our common stock was considered on both an absolute basis, as well as relative to the Morgan Stanley REIT index. To encourage management to focus on long-term strategy, the Compensation Committee considered performance over 1, 3, 5, 7 and 10-year intervals. Our stock price fell significantly in 2008 and “total stockholder return” assuming reinvestment of dividends was uniformly below both our targets and the Morgan Stanley REIT index for all five intervals. However, the Compensation Committee also considered the fact that our total stockholder return would have exceeded the

Morgan Stanley REIT index for certain periods if the special dividends paid by the Company during these periods were treated as held in cash rather than as reinvested in Company stock.

2. Development Starts and Investments.  Our development starts and investments were reviewed for 2008 and for the 6-year period ended December 31, 2008. The Company had no development starts and only one relatively small new investment in 2008. For the 6-year period, the Compensation Committee considered that we had aggregate development starts and investments of approximately $1.755 billion. The level of development starts and investments for the 6-year period ending December 31, 2008 set records for us and exceeded the applicable long-term target amounts.

3. Value Creation.  Our “value creation” was evaluated for 2008 and over the 6-year period ended December 31, 2008. “Value creation” is the amount we realize upon the sale or other disposition of an asset, or the value given the asset upon its contribution to certain joint ventures, compared to our investment in the asset, without any adjustment for depreciation. We believe value creation is a core measure of our performance and is an essential component when evaluating management performance. During 2008, we realized aggregate value creation of approximately 14%, or $13 million. The Compensation Committee also considered that over the 6-year period ended December 31, 2008, we had an average of 38% overall value creation, totaling over $595 million.

2008 LTI Grants

Based on the foregoing, the Compensation Committee at its meeting on February 16, 2009, granted LTI awards to our NEOs for 2008 at 64% of the amount targeted for each NEO. The number of stock options and cash-settled RSUs granted by the Compensation Committee are set forth in the table below. The 2008 grants were made on February 16, 2009 and, therefore, the grants to each NEO are not included in the Grants of Plan Based Awards in 2008 and the Outstanding Equity Awards at 2008 Fiscal Year End tables that follow this Compensation Discussion and Analysis. The value of the awards for purposes of determining the number of stock options and RSUs granted to each NEO was determined using our average stock price over a 30-day period ending on February 11, 2009. The exercise price of the stock options granted was the closing price on February 13, 2009 since February 16, 2009 was not a business day.

			Number of Stock	Number of
			Options Granted	RSUs Granted
	2008 LTI	Actual Award	(40% of	(60% of
	Target	(64% of Target)	Award Value)	Award Value)

Thomas D. Bell, Jr.	$1,350,000	$864,000	159,263	47,386
Daniel M. DuPree	$800,000	$512,000	94,378	28,080
R. Dary Stone	$350,000	$224,000	41,290	12,285
Craig B. Jones	$425,000	$272,000	50,138	14,918
James A. Fleming	$325,000	$208,000	38,341	11,408

2009 LTI Targets

The Compensation Committee, at its meeting on February 16, 2009, established 2009 LTI targets for each of our NEOs as follows:

2009 LTI
Target

Thomas D. Bell, Jr.	$1,500,000
Daniel M. DuPree	$350,000
R. Dary Stone	$350,000
Craig B. Jones	$425,000
James A. Fleming	$350,000

The 2009 LTI targets for each NEO were established by the Compensation Committee following a review of the individual’s scope of responsibilities, experience, qualifications, individual performance and contributions to the Company, as well as an analysis of data from the peer groups discussed previously. Mr. Bell’s 2009 LTI target was increased to $1,500,000 from the 2008 target of $1,350,000 to reflect his contribution to the Company and to be more in line with our peer group. Mr. DuPree’s 2009 LTI target was decreased to $350,000 from $800,000 in 2008 to reflect his new role as Vice Chairman of the Company. Mr. Fleming’s 2009 LTI target was increased by $25,000 to $350,000 to reflect his contribution to the Company and to be more in line with our peer group data. The 2009 LTI targets for Mr. Stone and Mr. Jones were not adjusted from 2008.

LTI Grant Practices

Prior to 2008, for at least 10 years, we have granted LTI awards to key employees at a regularly scheduled meeting of the Compensation Committee in November or December of each year, in anticipation of our fiscal year ending December 31 and at the same time as annual incentive cash awards are evaluated. For 2008, we made the LTI decisions in early 2009. We anticipate that decisions with respect to 2009 LTI awards will be made in early 2010.

We do not have any program, plan or practice that coordinates the grant of equity awards with the release of material information. We generally do not grant options to newly hired employees.

Benefits and Perquisites

To remain competitive in the market, we provide certain benefits and perquisites to our NEOs. These include health, life and disability insurance premiums paid by us on behalf of our NEOs, certain club membership dues and contributions to our 401(k)/profit sharing plan. In addition, our CEO is permitted to use the Company aircraft for personal use, the cost of which is borne by us. We have also paid the travel expenses of our CEO, including the cost of using the Company aircraft, to attend meetings related to his service on boards of other companies. The Compensation Committee has reviewed the benefits and perquisites provided to our NEOs in 2008 and determined that they are appropriate. Additional information on the aggregate incremental cost to us of providing these benefits and perquisites to our NEOs in 2008 is shown in the Summary Compensation Table for 2008 below.

Stock Ownership Guidelines and Insider Trading Policy

Our Corporate Governance Guidelines include stock ownership guidelines for our executive officers. Generally, these guidelines require the executive officers to maintain ownership of our stock with a value equal to the following multiple of his or her base salary:

Title	Multiple

CEO	4	x
President and Vice Chairman	3	x
Executive Vice Presidents	2	x
Other executive officers	1	x

The guidelines are consistent with our belief that our executive officers’ interests should be aligned with those of our stockholders and our expectation that executive officers maintain a significant level of investment in our Company. The following count toward the executive officer stock ownership requirements:

•	shares purchased on the open market;

•	shares owned outright by the officer, or by members of his or her immediate family residing in the same household, whether held individually or jointly;

•	restricted stock and RSUs received pursuant to our LTI plans, whether or not vested; and

•	shares held in trust for the benefit of the officer or his or her immediate family, or by a family limited partnership or other similar arrangement.

Existing executives have five years from the adoption of the guidelines in 2006 to accumulate the required shares. New executives are allowed five years from the date of election, promotion to executive officer, or commencement of employment as an executive officer to accumulate the required shares. The Chairman of the

Compensation Committee may approve exceptions to the guidelines from time to time as he or she deems appropriate.

Our insider trading policy does not permit trading in our securities on a short-term basis, purchases of our stock on margin, short sales or trading puts or calls with respect to our stock.

Severance Policy, Retirement and Change in Control Agreements

We provide severance benefits to all employees, including our NEOs, following termination of employment by us other than for “cause.” In general, the severance benefit payable is an amount equal to the employee’s weekly pay times the sum of the number of his or her full years of service plus four.

The 1999 Incentive Stock Plan (the “1999 Plan”) and the 2005 Restricted Stock Unit Plan (the “RSU Plan”) generally provide for accelerated vesting of awards upon a “change in control.” However, under our 1999 Plan, if the plan is continued or assumed after the change in control, accelerated vesting occurs only in the event a participant’s employment is terminated for any reason (including voluntary resignation) during the 2-year period following the change in control. Our NEOs participate in the 1999 Plan and the RSU Plan on the same terms as our other key employees. The Compensation Committee believes that the accelerated vesting of outstanding equity awards following a change in control is a customary and reasonable component of an equity incentive program.

In general, an employee will forfeit any unvested LTI grants upon termination of employment for any reason other than following a change in control. However, stock options and RSUs vest upon retirement of the employee if the employee is at least 60 years of age and the sum of the employee’s whole years of age plus whole years of service equals at least 65 (collectively, the “Rule of 65”). The Rule of 65 does not apply to restricted stock awards. The Compensation Committee adopted the Rule of 65 to provide a further incentive for long-term employment, as well as to recognize that options and RSUs are part of annual compensation and if an employee retired after satisfying certain age and service requirements then he or she should get the benefit of outstanding options and RSUs. The Compensation Committee did not adopt the Rule of 65 for restricted stock grants because it would result in adverse tax consequences to the recipient.

In addition, each of our NEOs is a party to a Change in Control Severance Agreement (the “Severance Agreement”), which provides the NEOs with an additional severance benefit in the event that his employment is terminated under certain circumstances following a “change in control.” The Compensation Committee approved the Severance Agreements at its meeting on August 13, 2007. The committee received input from Towers Perrin regarding the competiveness of the benefits provided to each NEO under the Severance Agreements. The Compensation Committee believes that the cash severance and other benefits provided to each NEO pursuant to his Severance Agreement is a customary and reasonable component of a plan to keep our NEOs focused on the interests of the stockholders in the event of a potential strategic transaction. The amount of the estimated payments to each NEO assuming retirement, severance or a change in control and a qualifying termination of employment as of December 31, 2008 are set forth in Potential Payments Upon Termination, Retirement or Change in Control table below.

Tax Implications of Executive Compensation

Our aggregate deductions for compensation paid to certain executive officers during 2008 was limited by Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), primarily because our compensation elements generally are not considered paid under a predetermined objective performance plan meeting certain requirements, and, in addition, did not meet other exceptions that would permit a deduction. The exception to this treatment is compensation resulting from the exercise of stock options, which qualify for a deduction. While we are mindful of the impact of the deduction limitation, we feel that our NEO compensation was structured in an appropriate manner. In light of our current pay levels and practices applicable to NEOs, the tax deduction limitation of Section 162(m) does not, in the aggregate, have a material impact on our financial results.

Committee Report on Compensation

The Compensation, Succession, Nominating and Governance Committee is responsible for, among other things, setting and administering the policies that govern executive compensation, establishing the performance goals on which the compensation plans are based and setting the overall compensation principals that guide the committee’s decision-making. The Compensation, Succession, Nominating and Governance Committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on the review and the discussions with management, the Compensation, Succession, Nominating and Governance Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the 2009 proxy statement for filing with the Securities and Exchange Commission.

COMPENSATION, SUCCESSION, NOMINATING
AND GOVERNANCE COMMITTEE

William Porter Payne, Chairman
Erskine B. Bowles
James D. Edwards
James H. Hance, Jr.
William B. Harrison, Jr.

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934 (the “Acts”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under the Acts.

Summary Compensation Table for 2008

The following table sets forth information concerning total compensation for our NEOs for 2008, 2007 and 2006.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
			Bonus	Awards	Awards	Compensation	Compensation
	Year	Salary	(1)	(2)(4)	(3)(4)	(5)	(6)	Total

Thomas D. Bell, Jr.	2008	$650,000	$—	$685,365	$665,209	$520,000	$111,977	$2,632,551
Chairman of the Board &	2007	$650,000	$—	$936,395	$472,585	$690,625	$255,576	$3,005,181
Chief Executive Officer	2006	$565,000	$—	$687,605	$570,447	$800,000	$111,277	$2,734,329
Daniel M. DuPree	2008	$400,000	$—	$145,239	$—	$294,400	$24,320	$863,959
Vice Chairman of	2007	$375,000	$—	$84,586	$271,956	$350,625	$48,820	$1,130,987
the Company	2006	$375,000	$—	$1,007,215	$770,369	$420,000	$23,320	$2,595,904
R. Dary Stone	2008	$300,000	$150,000	$116,290	$107,478	$211,200	$38,101	$923,069
Vice Chairman of	2007	$300,000	$—	$148,224	$94,074	$280,500	$37,254	$860,052
the Company	2006	$275,000	$—	$206,946	$84,415	$332,063	$35,836	$934,260
Craig B. Jones	2008	$350,000	$—	$183,172	$136,439	$224,000	$24,290	$917,901
Executive Vice President &	2007	$340,000	$—	$241,498	$124,716	$306,000	$57,790	$1,070,004
Chief Investment Officer	2006	$340,000	$—	$294,239	$142,147	$325,500	$23,290	$1,125,176
James A. Fleming	2008	$320,000	$—	$101,854	$88,734	$184,320	$23,690	$718,598
Executive Vice President &	2007	$320,000	$—	$119,992	$72,717	$244,800	$22,950	$780,459
Chief Financial Officer	2006	$300,000	$—	$92,307	$67,243	$273,000	$22,450	$755,000

(1)	Represents a discretionary bonus awarded to Mr. Stone in recognition of his role in the Company’s receipt of fees from the sale of property by a third party client. See “Special Cash Bonus Award to Mr. Stone” above.

(2)	These amounts represent the dollar amount recognized for financial reporting purposes for the applicable year in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised) (“SFAS No. 123R”), except that any estimate of forfeitures related to service-based vesting conditions is disregarded, in accordance with SEC regulations. Please refer to Note 6 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 for a complete description of the SFAS No. 123R valuation. These amounts include expense for restricted stock and RSUs. The characteristics of restricted stock and RSUs are described in “Components of Compensation” above.

The actual amount ultimately realized by the NEO, if any, from a grant of restricted stock will vary from the recognized compensation expense of the grant for financial reporting purposes. The ultimate value of the award to the NEO will depend on the price of our common stock on the vesting date. Due to the decline in the market price of our common stock, if the restricted stock awards for which expense is shown in this column were valued in accordance with the market value of the Company’s common stock as of December 31, 2008 rather than the SFAS No. 123R expense determined on the date of grant, their valuations would differ. These differences are reflected in the table below for each NEO for grants of restricted stock for 2004-2007.

	Aggregate
	SFAS No. 123R	Aggregate Market
	Expense 2004-2007	Value of Stock Awards
	Stock Award Grants	as of December 31, 2008
	(a)	(b)

Thomas D. Bell	$1,891,393	$920,291
Daniel M. DuPree	$1,041,869	$509,444
R. Dary Stone	$375,234	$186,421
Craig B. Jones	$607,655	$295,282
James A. Fleming	$316,116	$158,749

Total	$4,232,267	$2,070,187

(a)	Reflects the total SFAS No. 123R expense that will be incurred over the vesting period of the stock awards.

(b)	Based on the closing price of the Company’s common stock on December 31, 2008 of $13.85. The closing price on March 13, 2009 was $7.23.

(3)	This column reflects the dollar amount recognized for financial reporting purposes for the applicable year in accordance with SFAS No. 123R, except that any estimate of forfeitures related to service-based vesting conditions is disregarded, in accordance with SEC regulations. Please refer to Note 6 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 for a complete description of the SFAS No. 123R valuation. These amounts include expense for stock options only. The actual amount ultimately realized by the NEO, if any, from stock option awards will vary from the recognized compensation expense of the awards for financial reporting purposes shown in this table. Due to the decline in the market price of our common stock, if the valuation for 2008 expense for the stock options for which expense is shown in this column was based on the current intrinsic value of the award (calculated as the difference between the closing price of our common stock on December 31, 2008 of $13.85 and the stock option exercise price) rather than the SFAS No. 123R expense reflected in the Summary Compensation Table, all of the stock options would be “out of the money” and have no intrinsic value. These amounts are reflected in the table below for each NEO.

			Intrinsic Value
	Aggregate		of Option Grants	Fiscal Year 2008
	Number of Shares	Weighted Average	as of	SFAS No. 123R
	Underlying 2004-2007	Option Exercise	December 31,	Option Expense
	Option Grants	Price	2008	(4)

Thomas D. Bell, Jr.	591,980	$29.04	$0	$665,209
Daniel M. DuPree	315,327	$28.65	$0	$—
R. Dary Stone	135,023	$29.30	$0	$107,478
Craig B. Jones	180,987	$28.71	$0	$136,439
James A. Fleming	111,535	$28.88	$0	$88,734

Total	1,334,852	$28.92	$0	$997,860

(4)	In 2006, the Compensation Committee modified the vesting provisions in all outstanding unvested stock options and RSU grants (other than performance-conditioned RSUs). Under the modified vesting provisions, all unvested stock option and RSU grants will become fully vested if the grant recipient retires on or after the date (i) the recipient attains the age of 60 and (ii) the recipient’s age (in whole years) plus whole years of service is equal to at least 65, which we call the “Rule of 65.” Mr. DuPree met the guidelines of the Rule of 65 in 2006. Mr. Bell will meet the criteria in 2009 and Mr. Jones in 2011. SFAS No. 123R requires that expense be recognized in the current period in a manner that reflects the remaining vesting period taking into account the Rule of 65 so that the full expense will have been recognized on the date he meets the criteria under the Rule of 65. For example, if a participant has two years before he or she will meet the rule, then grants will be expensed over two years, rather than the normal four-year vesting period. Therefore, the Summary Compensation Table reflects accelerated expense under the Rule of 65. The impact of the Rule of 65 is shown in the table below.

					Expense
					Amount
					Determined
		Stock	Option		Without
	Year	Awards	Awards	Total	Rule of 65	Difference

Thomas D. Bell, Jr.	2008	$685,365	$665,209	$1,350,574	$1,061,673	$288,901
Chairman of the Board and	2007	$936,395	$472,585	$1,408,980	$1,299,890	$109,090
Chief Executive Officer	2006	$687,605	$570,447	$1,258,052	$1,210,400	$47,652
Daniel M. DuPree	2008	$145,239	$—	$145,239	$551,229	$(405,990)
Vice Chairman of	2007	$84,586	$271,956	$356,542	$645,753	$(289,211)
the Company	2006	$1,007,215	$770,369	$1,777,584	$575,370	$1,202,214
Craig B. Jones	2008	$183,172	$136,439	$319,611	$310,184	$9,427
Executive Vice President and	2007	$241,498	$124,716	$366,214	$363,799	$2,415
Chief Investment Officer	2006	$294,239	$142,147	$436,386	$436,386	$—

(5)	These amounts reflect the actual annual cash incentive award paid to the NEOs, as determined by the Compensation Committee. The target annual incentive amounts for 2008 are reported in the Grants of Plan-Based Awards in 2008 table below. For a description of the 2008 annual cash incentive award performance goals, see the “Compensation Discussion and Analysis.”

(6)	The components of All Other Compensation for 2008 are as follows:

	Profit Sharing Plan	Life Insurance
	Contribution	Premiums	Perquisites

Thomas D. Bell, Jr.	$23,000	$1,290	$87,687
Daniel M. DuPree	$23,000	$1,320	$—
R. Dary Stone	$23,000	$1,290	$13,811
Craig B. Jones	$23,000	$1,290	$—
James A. Fleming	$23,000	$690	$—

We maintain a Profit Sharing Plan for the benefit of all eligible employees. The annual contribution is determined by the Compensation Committee and is allocated among eligible participants. During the first three years of a participant’s employment, contributions vest ratably each year. After a participant has three years of service, all contributions are fully vested. Vested benefits are generally paid to participants upon retirement, but may be paid earlier in certain circumstances, such as death, disability or termination of employment.

For Mr. Bell, perquisites include $68,133 for the aggregate incremental cost of his personal use of the Company aircraft. We calculate the aggregate incremental cost for personal use of the aircraft by taking total variable costs, which include parts, repairs, maintenance and fuel, and dividing by total yearly engine hours to establish a per-hour rate. This rate is then multiplied by flight hours for personal flights. In addition, perquisites include $19,554 for the aggregate incremental cost associated with repositioning the aircraft in connection with Mr. Bell’s personal use of the aircraft. The table does not include $16,402 for the aggregate incremental cost of his use of the Company aircraft to attend meetings of the board of directors of other companies on which he serves.

For Mr. Stone, perquisites include $13,811 of club dues paid on his behalf.

We did not provide perquisites to the other NEOs that are above the reporting threshold.

Grants of Plan-Based Awards in 2008

The following table sets forth information with respect to grants of plan-based awards to each of our NEOs during 2008. As described in the “Compensation Discussion and Analysis,” beginning in 2008 the Compensation Committee determined that plan-based equity awards would be granted early in the year that follows the year covered by the awards based on the actual results for the year. Accordingly, no plan-based equity awards were granted during 2008. Awards for 2008 were granted at the February 16, 2009 meeting of the Compensation Committee based on actual results for 2008 and are detailed in the “Compensation Discussion and Analysis” section under the heading “2008 LTI Grants.”

		Estimated
		Possible	All Other	All Other
		Payouts Under	Stock Awards:	Option Awards:	Exercise or	Grant Date
		Non-Equity	Number of	Number of	Base Price of	Fair Value of
		Incentive Plan	Shares of	Securities	Option	Stock and
	Grant	Awards (1)	Stock or	Underlying	Awards	Option
	Date	Target	Units	Options	($/Sh)	Awards

Thomas D. Bell, Jr.	—	$812,500	—	—	—	—
Daniel M. DuPree	—	$460,000	—	—	—	—
R. Dary Stone	—	$330,000	—	—	—	—
Craig B. Jones	—	$350,000	—	—	—	—
James A. Fleming	—	$288,000	—	—	—	—

(1)	These amounts reflect target annual incentive amounts for 2008 as set by the Compensation Committee. There is no threshold or maximum amount set under the plan. The actual amounts paid are reported in the non-equity incentive plan compensation column of the Summary Compensation Table for 2008 above.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table sets forth information with respect to all outstanding option and stock awards for each of our NEOs on December 31, 2008.

	Option Awards					Stock Awards
							Market
	Number of	Number of					Value of
	Securities	Securities				Number of	Shares or
	Underlying	Underlying				Shares or	Units of
	Unexercised	Unexercised	Option	Option	Option	Units of	Stock that
	Options	Options	Exercise	Grant	Expiration	Stock That	Have Not
	Exercisable	Unexercisable	Price	Date	Date	Have Not	Vested
	(1)	(1)	(1)	(2)	(2)	Vested	(3)

Thomas D. Bell, Jr.	8,654	—	$19.47	08/22/00	08/22/10
	643,191	—	$16.79	01/28/02	01/28/12
	72,125	—	$18.34	05/08/02	05/08/12
	274,902	—	$16.47	01/28/03	01/28/13
	148,766	—	$22.49	12/10/03	12/10/13
	164,249	—	$28.44	12/08/04	12/08/14
	82,315	27,440	$26.11	12/09/05	12/09/15
	82,500	82,500	$36.00	12/11/06	12/11/16
	38,244	114,732	$24.27	12/06/07	12/06/17
						38,562	$534,069
Daniel M. DuPree	80,578	—	$22.49	12/10/03	12/10/13
	88,441	—	$28.44	12/08/04	12/08/14
	44,494	14,832	$26.11	12/09/05	12/09/15
	38,454	38,454	$36.00	12/11/06	12/11/16
	22,663	67,989	$24.27	12/06/07	12/06/17
						18,967	$262,665
R. Dary Stone	72,125	—	$19.32	12/28/00	12/28/10
	13,684	—	$16.93	11/13/01	11/13/11
	36,059	—	$16.44	11/19/02	11/19/12
	29,255	—	$22.49	12/10/03	12/10/13
	29,663	—	$28.44	12/08/04	12/08/14
	16,313	5,439	$26.11	12/09/05	12/09/15
	21,974	21,974	$36.00	12/11/06	12/11/16
	9,915	29,745	$24.27	12/06/07	12/06/17
						7,216	$99,921
Craig B. Jones	1,266	—	$15.80	12/14/99	12/14/09
	77,265	—	$19.32	12/28/00	12/28/10
	64,269	—	$16.93	11/13/01	11/13/11
	70,605	—	$16.44	11/19/02	11/19/12
	47,228	—	$22.49	12/10/03	12/10/13
	53,284	—	$28.44	12/08/04	12/08/14
	26,695	8,900	$26.11	12/09/05	12/09/15
	21,974	21,974	$36.00	12/11/06	12/11/16
	12,040	36,120	$24.27	12/06/07	12/06/17
						9,735	$134,799
James A. Fleming	29,714	—	$16.44	11/19/02	11/19/12
	16,527	—	$22.49	12/10/03	12/10/13
	21,972	—	$28.44	12/08/04	12/08/14
	14,831	4,944	$26.11	12/09/05	12/09/15
	16,480	16,480	$36.00	12/11/06	12/11/16
	9,207	27,621	$24.27	12/06/07	12/06/17
						6,883	$95,309

(1)	In November 2006, we paid a special dividend of $3.40 per share to all common stockholders (the “2006 Special Dividend”). The record date for the 2006 Special Dividend was November 24, 2006. As provided for in the 1999 Plan and the RSU Plan, all outstanding options and unvested performance-conditioned RSUs that were awarded before November 24, 2006 were adjusted to account for the effect of the 2006 Special Dividend. The adjustment increased the number of outstanding options by approximately 9.9% and decreased the exercise price of the options by approximately 9.0%.

In November 2004, we paid a special dividend of $7.15 per share to all common stockholders (the “2004 Special Dividend”). The record date for the 2004 Special Dividend was November 8, 2004. As provided for in our incentive stock plans, all outstanding options that were awarded before November 18, 2004 were adjusted to account for the effect of the 2004 Special Dividend. The adjustment increased the number of outstanding options by approximately 22.2% and decreased the exercise price of the options by approximately 18.2%.

In September 2003, we paid a special dividend of $2.07 per share to all common stockholders (the “2003 Special Dividend”). The record date for the 2003 Special Dividend was September 15, 2003. As provided for in our incentive stock plans, all outstanding options that were awarded before September 15, 2003 were adjusted to account for the effect of the 2003 Special Dividend. The adjustment increased the number of outstanding options by approximately 7.4% and decreased the exercise price by approximately 6.9%.

The number of options and RSUs shown in the table has been revised to reflect the effect of the 2003 Special Dividend, the 2004 Special Dividend and the 2006 Special Dividend, as appropriate.

(2)	Each option grant has a 10-year term and vests pro rata over four years (25% each year) beginning on the first anniversary of the grant date.

(3)	Market value was calculated by multiplying the number of unvested restricted shares and unvested RSUs at year-end by our closing stock price on December 31, 2008 ($13.85).

Option Exercises and Stock Vested in 2008

The following table sets forth information concerning the amounts realized upon the exercise of options and the vesting of stock, including RSUs, during 2008 by each of our NEOs.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares	Value
	Acquired on	Value	Acquired on	Realized on
	Exercise	Realized on	Vesting	Vesting
	(1)	Exercise	(2)	(3)

Thomas D. Bell, Jr.	—	—	27,912	$337,929
Daniel M. DuPree	—	—	14,019	$171,045
R. Dary Stone	—	—	4,992	$61,044
Craig B. Jones	—	—	7,672	$94,090
James A. Fleming	—	—	4,471	$54,464

(1)	No options were exercised by the NEOs during 2008.

(2)	The number of shares acquired upon vesting includes the following:

	Shares of
	Restricted Stock	RSUs(A)

Thomas D. Bell, Jr.	16,612	11,300
Daniel M. DuPree	9,195	4,824
R. Dary Stone	3,364	1,628
Craig B. Jones	5,330	2,342
James A. Fleming	2,865	1,606

(A)	RSUs are paid in cash at vesting.

(3)	The value realized on vesting is calculated using the closing market price of the stock on the vesting date. The vesting date for the restricted stock was December 9, 2008 and for the RSUs was December 11, 2008. The closing market price was $12.63 and $11.17 on December 9 and December 11, 2008, respectively.

Potential Payments Upon Termination, Retirement or Change in Control

We provide severance benefits to our NEOs as described in “Severance Policy, Retirement and Change in Control Agreements” above. In 2007, we entered into Severance Agreements with our NEOs. In the event that (1) a “change in control” occurs and (2) during the 2-year period thereafter, the NEO’s employment is terminated without “cause” (discussed below) or the NEO resigns for “good reason” (discussed below), then the NEO will be paid the amount described herein. The severance benefit is payable in a lump sum six months and one day after termination.

For Mr. Bell, we have agreed to pay an amount equal to 2.99 times the sum of his annual base salary plus his average cash bonus. For Messrs. DuPree, Stone, Jones and Fleming, we have agreed to pay an amount equal to 2.00 times the sum of his annual base salary plus his average cash bonus. Mr. DuPree resigned effective March 15, 2009. Therefore, Mr. DuPree is no longer eligible to receive benefits under his Change in Control Agreement. The amount Mr. DuPree received upon his resignation from the Company is described following the table below.

For purposes of determining the severance benefit, “annual base salary” is the NEO’s annual base salary in effect on the day before the NEO’s employment terminates in connection with the change in control. The “average cash bonus” is the sum of the annual cash bonuses that were paid to the NEO during the three years immediately prior to the date the NEO’s employment terminates in connection with the change in control, divided by the number of annual cash bonuses the NEO was eligible to receive during such period. The table below assumes a triggering event occurred on December 31, 2008. The annual base salary is the salary in effect for 2008 and the average bonus is based on bonuses paid in 2006, 2007 and 2008. Neither the annual base salary nor the average bonus include the value of any stock option, restricted stock or RSU grants made to the NEO, or any dividends, or dividend equivalents, paid with respect thereto, in any calendar year, or any income realized by the NEO in any calendar year as a result of the exercise of any such stock options or the lapse of any restrictions on such restricted stock or RSUs.

The other terms and benefits of each Severance Agreement is substantially identical and are summarized as follows:

•	Health Benefits — The Severance Agreement provides that we will continue to provide the NEO with health benefits for two years, either under our plan, an outside plan or by reimbursing the premiums paid by the NEO for outside coverage.

•	Change in Control — Under the Severance Agreement, a “change in control” generally means that any one of the following events occurs:

•	The acquisition of a controlling interest that would be required to be disclosed in our proxy statement;

•	A person (or group) acquires, directly or indirectly, the beneficial ownership of 50% of our common stock (or the right to acquire it within 60 days);

•	A majority of the Board changes during a 2-year period (unless the new Directors were elected by two-thirds of the Board members that were members on the first day of the 2-year period);

•	Stockholders approve (1) our dissolution or liquidation or (2) any sale or disposition of 50% or more of our assets or business; or

•	Stockholders approve a merger or consolidation or a share exchange where our historic stockholders do not own at least 50% of the surviving entity.

•	Cause — The Severance Agreement defines “cause” generally as any felony or any act of fraud, misappropriation, or embezzlement or any material act or omission involving malfeasance or gross negligence in the performance of the NEO’s duties to our material detriment.

•	Good Reason — The Severance Agreement defines “good reason” generally to mean:

•	a reduction in the NEO’s annual base salary or eligibility to receive any annual bonuses or other incentive compensation;

•	a significant reduction in the scope of the NEO’s duties, responsibilities, or authority or a change in the NEO’s reporting level by more than two levels (other than mere change of title consistent with organizational structure);

•	a transfer of the NEO’s primary work site more than 35 miles from the then current site; or

•	failure to continue to provide to the NEO health and welfare benefits, deferred compensation benefits, executive perquisites (other than the use of a Company airplane for personal purposes), stock options and restricted stock grants (or restricted stock unit grants) that are in the aggregate comparable in value to those provided immediately prior to the change in control.

•	Protective Covenant Agreement and Waiver and Release — In order to receive the benefits of the Severance Agreement, an NEO must enter into a “Protective Covenant Agreement” and a “Change In Control Severance Agreement Waiver and Release.” If the NEO declines to enter into either the Protective Covenant Agreement or the Change in Control Severance Agreement Waiver and Release then the NEO would forfeit his severance benefit.

•	The Protective Covenant Agreement generally provides that the NEO will protect certain of our interests in exchange for the payment. In particular, the Protective Covenant Agreements provides that the NEO will not, (1) for a period of one year, compete with our then existing projects, including our shadow pipeline, (2) for a period of two years, solicit any business from any of our customers, clients, tenants, buyers or sellers that he or she had contact with during the preceding three years while employed, and (3) for a period of two years, solicit any of our employees that he or she had personal contact with during his or her employment with us.

•	The Change in Control Severance Agreement Waiver and Release is a standard release that is required for all employees to receive any severance benefits from us and provides, in particular, that the NEO waives any and all claims against us and also covenants not to sue or to disparage us.

•	Tax Protection — Each NEO is entitled to a gross-up payment to the extent the NEO is subject to a parachute excise tax as a result of the payments or benefits provided under the Severance Agreement. However, if a reduction of the payments or benefits of up to 10% would eliminate the parachute excise taxes then the NEO must waive such payments or benefits to that extent.

The following table shows the potential payments to the NEOs (except for Mr. DuPree) upon a termination of employment under various scenarios, assuming that the triggering event occurred on December 31, 2008. The amount received by Mr. DuPree as a result of his resignation on March 15, 2009 is described after the table.

The table does not include a severance benefit payable generally to all salaried employees following termination of employment other than for cause and not in connection with a change in control, in an amount equal to the employee’s weekly pay times the sum of the number of his or her full years of service plus four. The table also does not include the value of equity awards that are already vested, as described in the compensation tables earlier in this proxy statement.

		Accelerated		Accelerated
		Vesting of	Accelerated	Vesting of
		Restricted	Vesting of	Stock	Health and	280G Tax
	Cash	Stock	RSUs	Options	Welfare	Gross-Up
	(1)	(2)	(3)	(4)	Benefits	(5)	Total

Thomas D. Bell, Jr.
• Voluntary resignation, termination without cause or termination for cause not in connection with a change in control	—	—	—	—	—	—	—
• Involuntary or good reason termination following change in control	$4,086,956	$239,061	$295,008	—	$22,920	—	$4,643,945
• Death	—	$239,061	$295,008	—	—	—	$534,069
R. Dary Stone
• Voluntary resignation, termination without cause or termination for cause not in connection with a change in control	—	—	—	—	—	—	—
• Involuntary or good reason termination following change in control	$1,208,375	$58,364	$41,557	—	$23,980	—	$1,332,276
• Death	—	$58,364	$41,557	—	—	—	$99,921
Craig B. Jones
• Voluntary resignation, termination without cause or termination for cause not in connection with a change in control	—	—	—	—	—	—	—
• Involuntary or good reason termination following change in control	$1,304,333	$75,718	$59,081	—	$22,920	—	$1,462,052
• Death	—	$75,718	$59,081	—	—	—	$134,799
James A. Fleming
• Voluntary resignation, termination without cause or termination for cause not in connection with a change in control	—	—	—	—	—	—	—
• Involuntary or good reason termination following change in control	$1,145,200	$54,050	$41,259	—	$22,920	—	$1,263,429
• Death	—	$54,050	$41,259	—	—	—	$95,309

(1)	Includes cash payments pursuant to Severance Agreements.

(2)	These amounts represent the values of unvested restricted shares as of December 31, 2008. The amounts were calculated by multiplying the number of unvested restricted shares by the closing stock price on December 31, 2008 ($13.85).

(3)	These amounts represent the values of unvested RSUs as of December 31, 2008. The amounts were calculated by multiplying the number of unvested RSUs at year-end by the closing stock price on December 31, 2008 ($13.85).

(4)	This column reflects the value of “in-the-money” unvested stock options as of December 31, 2008, calculated by multiplying the number of unvested options by the difference between the closing stock price on December 31, 2008 ($13.85) and the exercise price for the options. The exercise price of each unvested option exceeded the December 31, 2008 closing price of $13.85, thus the amounts in the tables are zero for each NEO.

(5)	In calculating the tax gross-up payments pursuant to the Severance Agreements, we assumed an excise tax rate under 280G of the Code of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and a 6% state income tax rate for all NEOs except Mr. Stone who, as a resident of Texas, has no state income tax. Based on calculations using these assumptions, the NEOs would not have incurred any excise taxes as a result of a triggering event on December 31, 2008.

Resignation of Mr. DuPree

Mr. DuPree resigned from the Company effective March 15, 2009. As discussed in footnote 4 to the Summary Compensation Table for 2008 above, Mr. DuPree satisfied the requirements for the “Rule of 65” vesting provisions in 2006. Therefore, his unvested RSUs and stock options automatically vested in connection with his resignation. The value on his resignation date of the accelerated vesting of the RSUs was $268,252. Restricted stock is not subject to the Rule of 65. Therefore, Mr. DuPree’s unvested shares of restricted stock were forfeited upon his resignation.

DIRECTOR COMPENSATION

The Board of Directors at its meeting on September 9, 2008 modified our Director compensation program. Effective as of September 9, 2008, each non-employee Director is paid:

•	a $50,000 annual retainer payable on or about May 31 of each year. For 2008, the annual retainer was pro-rated to equal 75% of $50,000 to reflect that the Directors were already paid quarterly amounts for the first and second quarters of 2008 and that the Directors would not be paid a quarterly payment in the first quarter of 2009, but rather the Directors would be paid the annual retainer in May 2009;

•	For meetings prior to September 9, 2008, $1,500 for each regular Board meeting and each regular committee meeting in which he or she participated. After September 9, 2008, the Directors will no longer receive separate meeting fees; and

•	For meetings prior to September 9, 2008, $750 for each telephone Board meeting and each telephone committee meeting in which he or she participated. After September 9, 2008, the Directors will no longer receive separate meeting fees.

The chairman of the Audit Committee and the chairman of the Compensation, Succession, Nominating and Governance Committee each receives an additional annual retainer of $10,000 for his service as chairman of the committee.

On March 31, 2008 each non-employee Director that had served for the 10 consecutive months immediately prior to March 31 received an annual grant of options to purchase 6,000 shares of common stock under the 1999 Plan and a grant of restricted stock with a value of $20,000 on the date of grant. Beginning in 2009, as of May 31 of each year, each Director will be granted (1) options to purchase 6,000 shares of common stock under the 2009 Plan, assuming it is approved by the stockholders, and (2) a grant of RSUs under the RSU Plan with a value of $20,000 on such date.

Mr. Cousins retired from our Board and was named Chairman Emeritus in December 2006. In this role, he is invited to attend Board meetings, but does not have the right to vote as a Director and does not receive any compensation from the Company.

As an employee of the Company, Mr. Bell did not receive any compensation for serving as a Director in 2008.

2008 Compensation of Directors

The following table shows the amounts paid to our Directors in 2008, except for Mr. Bell. Mr. Bell’s compensation is disclosed in the Summary Compensation Table for 2008 that appears earlier in the proxy statement.

	Fees Earned or	Stock	Option	All Other
	Paid in Cash	Awards	Awards	Compensation
	(1)	(2)(3)	(4)	(5)	Total

Erskine B. Bowles	$65,750	$14,272	$22,451	$—	$102,473
James D. Edwards	$65,750	$3,748	$22,451	$—	$91,949
Lillian C. Giornelli	$62,000	$10,839	$22,451	$—	$95,290
S. Taylor Glover	$66,500	$14,314	$22,451	$—	$103,265
James H. Hance, Jr.	$70,250	$13,837	$22,451	$—	$106,538
William B. Harrison, Jr.	$68,750	$10,839	$22,451	$—	$102,040
Boone A. Knox	$79,000	$10,839	$22,451	$—	$112,290
William Porter Payne	$79,000	$14,953	$22,451	$—	$116,404

(1)	Our 1999 Plan provides that an outside Director may elect to receive our common stock in lieu of cash fees otherwise payable for services as a Director. Under the 1999 Plan, the price at which these shares are issued is equal to 95% of the market price on the issuance date. In 2008, Messrs. Bowles, Glover, Hance and Payne elected to participate in this program. In lieu of some or all of the cash fees shown in the table, the named Directors received shares of common stock as follows: Mr. Bowles — 2,755; Mr. Glover — 2,785; Mr. Hance — 2,415; and Mr. Payne — 3,311.

(2)	These amounts include the dollar amount recognized for financial reporting purposes with respect to the fiscal year in accordance with SFAS No. 123R, except that any estimate of forfeitures related to service-based vesting conditions is disregarded, in accordance with SEC regulations. Please refer to Note 6 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 for a complete description of the SFAS No. 123R valuation. On March 31, 2008, each non-employee Director was granted 809 shares of restricted stock under our 1999 Plan. The grant date fair value of the restricted stock was $20,000. These awards vest with respect to 25% of the shares of restricted stock on each anniversary of the grant date until they are 100% vested, provided the Director has remained an active member of the Board through the applicable anniversary date. As of December 31, 2008, each of the eight Directors listed above had 809 shares of restricted stock outstanding and Messrs. Bowles, Glover, Hance, Harrison, Knox and Payne and Ms. Giornelli each had 760 RSUs outstanding.

(3)	These amounts include the incremental value of the 5% discount on stock received in lieu of cash fees, as follows: Mr. Bowles — $3,433; Mr. Glover — $3,475; Mr. Hance — $2,999; and Mr. Payne — $4,114.

(4)	These amounts represent the dollar amount recognized for financial reporting purposes with respect to the fiscal year in accordance with SFAS No. 123R, except that any estimate of forfeitures related to service-based vesting conditions is disregarded, in accordance with SEC regulations. Please refer to Note 6 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 for a complete description of the SFAS No. 123R valuation. On March 31, 2008, each non-employee Director that had served for 10 consecutive months received a grant of 6,000 stock options at an exercise price of $24.71 per share. The grant date fair value of the 2008 option awards is the number of options awarded multiplied by the value of the option as computed using the Black-Scholes option pricing model, or $22,451. The following assumptions were used to calculate the Black-Scholes value of $3.7418 for the March 31, 2008 option grant: risk-free interest rate — 2.62%, assumed dividend yield — 5.04%, assumed lives of option awards — 5.76 years, and assumed volatility — 26.8%.

As of December 31, 2008, each Director had the following number of options outstanding: Mr. Bowles — 33,836; Mr. Edwards — 12,000; Ms. Giornelli — 12,000; Mr. Glover — 25,182; Mr. Hance — 25,182; Mr. Harrison — 18,591; Mr. Knox — 59,201; and Mr. Payne — 76,509.

(5)	We pay or reimburse Directors for reasonable expenses incurred in attending Board and committee meetings. In conjunction with the March 2008 Board meeting, we invited Directors’ spouses to accompany the Directors to Board-related events, for which we paid or reimbursed certain expenses. We did not provide any perquisites to our Directors above the reporting threshold.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee consists of Mr. Bowles, Mr. Edwards, Mr. Hance, Mr. Harrison and Mr. Payne. None of these Directors has any interlocking relationships that are required to be disclosed in this proxy statement. As disclosed in “Certain Transactions,” we purchase, for certain of our properties, properties owned by certain of our joint ventures and properties which we manage, janitorial supplies from two companies that are wholly owned or co-owned by David Sikes, the son-in-law of Mr. Payne. Our properties, the properties of our joint ventures and the third party owned properties that we manage, paid approximately $863,000 to these janitorial supply companies in 2008. We believe the amounts paid are in line with market prices.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about equity awards under our equity compensation plans at December 31, 2008.

Number of Securities
	Number of Securities		Remaining Available
	to be Issued	Weighted-Average	for Future Issuance
	Upon Exercise of	Exercise Price of	Under Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column A)
Plan Category	(Column A)	(Column B)	(Column C)

Equity compensation plans approved by security holders	6,418,505	$23.74	1,762,182
Equity compensation plans not approved by security holders	—	—	—

Total	6,418,505	$23.74	1,762,182

On February 16, 2009, we granted equity awards with respect to 836,460 shares of stock. After adjusting for these grants, the number in Column A would be 7,254,965 and the number in Column C would be 925,722.

PROPOSAL 2 — APPROVAL OF THE 2009 INCENTIVE STOCK PLAN AND
THE RELATED PERFORMANCE GOALS

We are asking for your approval of the 2009 Plan and the related performance goals which are part of the 2009 Plan (the “Performance Goals”). The 1999 Plan, by its terms, expired on February 28, 2009.

Based on the recommendation of our Compensation, Succession, Nominating and Governance Committee, our Board has determined that it is in our best interests and the best interests of our stockholders to adopt the 2009 Plan to ensure that we can continue to grant awards to our eligible employees and outside Directors. Stockholder approval is being sought in accordance with NYSE rules and Section 162(m) and Section 422 of the Internal Revenue Code. If approved by our stockholders, the 2009 Plan will be effective as of May 12, 2009.

The following discussion summarizes the material terms of the 2009 Plan. This discussion does not purport to be complete and is qualified in its entirety by reference to the 2009 Plan, a copy of which is attached hereto as Annex B.

Purpose

The primary purpose of the 2009 Plan is (1) to attract and retain eligible employees and outside Directors, (2) to provide an incentive to eligible employees and outside Directors to work to increase the value of our common stock and (3) to provide eligible employees and outside Directors with a stake in our future which corresponds to the stake of each of our stockholders.

Administration

The 2009 Plan will be administered by a committee of the Company’s Board of Directors (the “Committee”), which Committee shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a “non-employee director” under Rule 16b-3 to Section 16(b) of the Exchange Act and an “outside director” under Section 162(m) of the Code. Each grant under the 2009 Plan will be evidenced by a certificate that incorporates such terms and conditions as the Committee deems necessary or appropriate.

Coverage, Eligibility and Grant and Bonus Limits

The 2009 Plan provides for the grant of stock options (“Options”) and stock appreciation rights (“SARs”) and for stock grants (“Stock Grants”) to eligible employees and to outside Directors. An eligible employee is any employee of Cousins or any subsidiary, parent or affiliate of Cousins who has been designated by the Committee to receive a grant under the 2009 Plan. No eligible employee in any calendar year may be granted an Option to purchase more than 750,000 shares of common stock or an SAR with respect to more than 750,000 shares of common stock. No Stock Grants that are intended to satisfy the requirements of Section 162(m) of the Code will be made to any eligible employee in any calendar year for more than 750,000 shares of stock.

Shares Available for Issuance

The maximum number of shares which can be issued under the 2009 Plan will be 8,236,781, which is the number of shares which remained available for issuance under the 1999 Plan on March 13, 2009. This number automatically will be reduced pursuant to the terms of the 2009 Plan on a share-by-share basis for each share of stock issued pursuant to an Option or SAR or vested under a Stock Grant under the 1999 Plan after March 13, 2009 pursuant to a grant made before February 28, 2009. The number of such shares that will be issued after March 13, 2009 under the 1999 Plan is not known at this time. Shares will remain available for issuance under the 1999 Plan until issued pursuant to the exercise of an Option or SAR or vested pursuant to a Stock Grant or until the related Option or SAR or Stock Grant is forfeited or cancelled. The number of shares available for issuance under the 2009 Plan will be reduced on a one to one (1 to 1) basis for each share issued pursuant to the exercise of an Option, on a two to one (2 to 1) basis for any shares issued pursuant to a Stock Grant made under the 2009 Plan, and on a one to one (1 to 1) basis for each share with respect to which the appreciation in a SAR is based if a share is issued in connection with the exercise of such SAR. Any shares forfeited after issuance of a Stock Grant made under the 2009 Plan shall be restored on a two to one (2 to 1) basis.

Options

Under the 2009 Plan, either incentive stock options (“ISOs”), which are intended to qualify for special tax treatment under Section 422 of the Code, or non-incentive stock options (“Non-ISOs”) may be granted by the Committee to eligible employees or outside Directors, but ISOs can only be granted to eligible employees of the Company or a subsidiary or parent of the Company. Each Option granted under the 2009 Plan entitles the optionee to purchase the number of shares of common stock specified in the grant at the option price specified in the related stock option certificate. The terms and conditions of each Option granted under the 2009 Plan will be determined by the Committee, but no Option will be granted at an exercise price which is less than the fair market value of the common stock as determined on the grant date in accordance with the 2009 Plan. In addition, if the Option is an ISO that is granted to a ten percent stockholder of the Company, the option price may be no less than 110% of the fair market value of the shares of common stock on the grant date. No Option may be exercisable more than ten years from the grant date or, if the Option is an ISO granted to a ten percent stockholder of the Company, it may not be exercisable more than five years from the grant date. Moreover, no eligible employee may be granted ISOs that are first exercisable in any calendar year for stock having an aggregate fair market value (determined as of the date that the ISO was granted) that exceeds $100,000. Any such excess shall instead be automatically treated as a Non-ISO.

The Committee may condition an eligible employee’s or outside Director’s right to exercise an Option on the satisfaction of a service requirement or performance requirement or the satisfaction of more than one such requirement or the satisfaction of any combination of such requirements or may grant an Option which is not subject to any such requirement, as determined by the Committee and set forth in the option certificate. The Option certificate may provide for the exercise of an Option after an eligible employee’s or Director’s status as such has terminated for any reason whatsoever, including death or disability.

Stock Appreciation Rights

SARs may be granted by the Committee to eligible employees and outside Directors under the 2009 Plan, either as part of an Option or as stand alone SARs. The terms and conditions for an SAR granted as part of an Option will be set forth in the Option certificate for the related Option while the terms and conditions for a stand alone SAR will be set forth in a SAR certificate. SARs entitle the holder to receive the appreciation of the fair market value of one share of common stock as of the date such right is exercised over the baseline price specified in the Option or SAR certificate (the “SAR Value”), multiplied by the number of shares of common stock with respect to which the SAR is being exercised. The SAR Value for an SAR must equal or exceed the fair market value of a share of common stock as determined on the grant date in accordance with the 2009 Plan. If an SAR is granted together with an Option, then the exercise of the SAR shall cancel the right to exercise the related Option, and the exercise of a related Option shall cancel the right to exercise the SAR. An SAR granted as a part of an Option shall be exercisable only while the related Option is exercisable. The Committee in its discretion may require satisfaction of a service requirement or performance requirement or the satisfaction of more than one requirement or the satisfaction of any combination of such requirements or no requirements, as determined by the Committee, before an SAR may be exercised. At the discretion of the Committee any payment due upon the exercise of an SAR can be made in cash or in the form of common stock, or in a combination of cash and common stock.

Stock Grants

Stock Grants are grants which are designed to result in the issuance of common stock to the eligible employee or outside Director to whom the grants are made, and Stock Grants may be granted by the Committee subject to such terms and conditions, if any, as the Committee acting in its absolute discretion deems appropriate. The Committee, in its discretion, may prescribe that an eligible employee’s or outside Director’s rights in a Stock Grant will be nontransferable or forfeitable or both unless certain conditions are satisfied. These conditions may include, for example, a requirement that the eligible employee continue employment or the outside director continue service with the Company for a specified period or that the Company or the eligible employee achieve stated Performance Goals or other objectives. If the only condition to the vesting of a Stock Grant is the satisfaction of a service requirement and one or more Performance Goals, the minimum service requirement for 100% vesting shall be at least one year and if the only condition to such vesting is satisfaction of a service requirement, the minimum service requirement for 100% vesting shall be at least 3 years, unless the Committee in either case determines that a shorter period of service (or no period of service) better serves the Company’s interest. Each Stock Grant shall be evidenced by a certificate, which will specify what rights, if any, an eligible employee or outside Director has with respect to such Stock Grant as well as any conditions applicable to the Stock Grant.

Performance Grants

If the Committee determines it is in the Company’s best interests for Stock Grants to qualify as “performance-based compensation” under Section 162(m) of the Code, then the Committee will make such Stock Grants to eligible employees subject to at least one condition related to one or more Performance Goals, which seems likely to result in such Stock Grant qualifying as “performance-based compensation” under Section 162(m) of the Code. Performance Goals will relate to the following business criteria: (1) the Company’s return over capital costs or increases in return over capital costs, (2) the Company’s total earnings or the growth in such earnings, (3) the Company’s consolidated earnings or the growth in such earnings, (4) the Company’s earnings per share or the growth in such earnings, (5) the Company’s net earnings or the growth in such earnings, (6) the Company’s earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings, (7) the Company’s earnings before interest and taxes or the growth in such earnings, (8) the Company’s consolidated net income or the growth in such income, (9) the value of the Company’s stock or the growth in such value, (10) the Company’s stock price or the growth in such price, (11) the Company’s return on assets or the growth in such return, (12) the Company’s cash flow or the growth in such cash flow, (13) the Company’s total stockholder return or the growth in such return, (14) the Company’s expenses or the reduction of such expenses, (15) the Company’s sales growth, (16) the Company’s overhead ratios or changes in such ratios, (17) the Company’s expense-to-sales ratios or the changes in such ratios, (18) the Company’s economic value added or changes in such value added, (19) the Company’s FFO, or (20) the Company’s level of investments and development starts, or leasing or disposition activity.

The Committee shall set the Performance Goals, and no Performance Goal shall be treated as satisfied until the Committee certifies (in a manner which meets the requirements of Section 162(m) of the Code) that such Performance Goal has been satisfied. A Performance Goal may be set in any manner determined by the Committee, including looking to achievement on an absolute or relative basis in relation to peer groups or indices, and the Committee may set more than one Performance Goal. No change may be made to a Performance Goal after the goal has been set. However, the Committee may express any Performance Goal in terms of alternatives, or a range of alternatives, as the Committee deems appropriate under the circumstances, such as including or excluding (1) any acquisitions or dispositions, restructuring, discontinued operations, extraordinary items and other unusual or non-recurring charges, (2) any event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management or (3) the effects of tax or accounting changes.

Stock in Lieu of Cash for Directors

An outside Director has the right to elect to receive common stock instead of cash as part of his or her compensation package with respect to all or a specific percentage of

•	any installment of his or her annual cash retainer fee as a Director; and

•	any fee payable in cash to him or to her for serving as the chairperson of a committee of the Board.

The number of shares of common stock that an outside Director will receive instead of cash will be determined by dividing the amount of the cash payment that the outside Director has elected to receive in common stock by 95% of the fair market value of a share of common stock on the date designated in advance by the Board for the outside Directors to be paid any such cash payment, and by rounding down to the nearest whole share. We may issue the shares of common stock that an outside Director receives instead of any cash payment subject to a restriction that the outside Director cannot transfer his or her shares for a six-month holding period under Rule 16b-3 of the Exchange Act.

Transferability

The 2009 Plan provides that no Option, Stock Grant or SAR will be transferable by an eligible employee or an outside Director other than by will or by the laws of descent and distribution, and any Option or SAR (absent the committee’s express, written consent) is exercisable during the lifetime of an eligible employee or outside Director only by that person.

Change in Control

In connection with a change in control of the Company, if (1) the 2009 Plan and outstanding options, SARs and Stock Grants granted prior to the change are continued in full force and effect, or (2) outstanding Options, SARs and Stock Grants are assumed or substituted for, then if an outside director’s service is terminated for any reason within two years after the change in control or an eligible employee’s employment is terminated at our initiative for reasons other than “cause” (as defined in the 2009 Plan) or is terminated at the eligible employee’s initiative for “good reason” (as defined in the 2009 Plan) within generally two years after the change in control, any conditions on exercise of the employee’s or outside director’s stock options and SARs and any issuance or forfeiture conditions on Stock Grants will expire on the date his or her employment or service ends (i.e., the awards vest and become immediately exercisable).

If there is a change in control of the Company and the outstanding Options, SARs and Stock Grants are not continued or there is no assumption or substitution of such awards, then all conditions to the exercise of all outstanding Options and SARs and all issuance or forfeiture conditions on all outstanding Stock Grants will be deemed satisfied as of the date of such change in control (i.e., the awards vest and become immediately exercisable), and the Board shall have the right, to the extent required as a part of the change in control transaction, to cancel all outstanding Options, SARs, or Stock Grants after giving eligible employees and outside Directors a reasonable period of time to exercise their outstanding Options and SARs or to take such other action as is necessary to receive common stock subject to Stock Grants before the date of such change in control. However, if any issuance or forfeiture condition relates to satisfying any Performance Goal and there is a target for such goal, the issuance or forfeiture condition shall be deemed satisfied only to the extent of such target unless the target has been exceeded before the date of such change in control. To the extent the target has been exceeded before the date of such change in control, the issuance or forfeiture condition shall be deemed satisfied to the extent the target has been exceeded.

A change in control means, generally,

•	the acquisition by any person, other than certain acquisitions specified in the 2009 Plan, of 30% or more of the voting power of outstanding shares of common stock;

•	the current members of the Board, or their approved successors, ceasing to be a majority of the Board;

•	the approval by stockholders of a complete liquidation or dissolution of the Company; or

•	consummation of any sale or the disposition of all or substantially all the assets of the Company or of a consolidation, merger, reorganization or business combination or the acquisition of assets or stock in another entity, except for certain transactions described in the 2009 Plan.

Amending or Terminating the 2009 Plan

The 2009 Plan may be amended by the Committee to the extent it deems necessary or appropriate, but no amendment may be made absent the approval of the stockholders to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of stock are listed and no amendment may be made to the section of the 2009 Plan governing a change in control after the date of a change in control which might adversely affect any rights that would otherwise vest on a change in control. The Committee may suspend the granting of Options, SARs and Stock Grants but such Committee may not, in connection with any such termination or suspension, unilaterally modify, amend or cancel any Option, SAR or Stock Grant previously granted without the consent of the holder of such Option, SAR or Stock Grant or unless there is a dissolution or liquidation of the Company or a change in control. Additionally, the Committee may terminate the 2009 Plan at any time.

Adjustment of Shares

The grant limits, the number, kind or class of shares of stock subject to outstanding Options and SARs granted and the option price of such Options and the SAR value of the SARs as well as the number, kind or class of shares of stock subject to outstanding Stock Grants will be adjusted by the Committee in a reasonable and an equitable manner to reflect any equity restructuring or change in capitalization of the Company, (such as, but not limited to, spin offs, stock dividends, large non-recurring cash dividends, rights offerings or stock splits), or any other transaction under Section 424 of the Code that does not constitute a change in control of the Company to preserve immediately after such transaction the aggregate value of each outstanding Option, SAR and Stock Grant immediately before such restructuring, recapitalization or other transaction. If any adjustment is made with respect to outstanding Options, SARs or Stock Grants, the Committee will adjust the number, kind or class of shares reserved for issuance under the 2009 Plan as set forth in the 2009 Plan document as the Committee deems appropriate.

The Committee as part of any transaction described in Code Section 424(a) which is not a change in control of the Company shall have the right to make Stock Grants, or Option or SAR grants (without regard to the 2009 Plan’s grant limitations) to effect the assumption of, or the substitution for, stock grants, option and stock appreciation right grants previously made by any other corporation to the extent that such transaction calls for the substitution or assumption of such grants. Further, if the Committee makes such grants as part of any such transaction, the Committee shall have the right to increase the number of shares available for issuance under the 2009 Plan without seeking stockholder approval (unless such approval is required under applicable law or the applicable stock exchange rules).

Estimate of Benefits to Executive Officers and Directors

Any awards that will be made to the executive officers and Directors pursuant to the 2009 Plan are within the discretion of the Committee and are therefore not currently determinable.

Federal Income Tax Consequences

The following discussion outlines generally the federal income tax consequences relating to stock options and other awards granted under the 2009 Plan to individuals who are both citizens and residents of the United States. Individual circumstances may change these results. This brief discussion is only a general summary based on current federal income tax laws, regulations (including proposed regulations), and judicial and administrative interpretations of the laws and regulations. The federal income tax laws and regulations are frequently amended, and such amendments may or may not affect transactions that already have occurred. Eligible employees and outside Directors should look to their own tax counsel for advice regarding federal income tax treatment of stock options and other awards granted under the 2009 Plan, as well as foreign, state, local and other tax consequences that are not addressed herein.

Incentive Stock Options

In general, an eligible employee will not be taxed upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the eligible employee will be required to treat an amount equal to the difference between the fair market value of our common stock on the date of exercise over the exercise price as an item of adjustment in computing the eligible employee’s alternative minimum taxable income. If the eligible employee does not dispose of our common stock received pursuant to the exercise of the ISO within either (1) two years after the date of the grant of the ISO or (2) one year after the date of exercise of the ISO (collectively, the “ISO Holding Period”), a disposition of our common stock generally will result in long-term capital gain or loss to the individual with respect to the difference between the selling price and the exercise price. We will not be entitled to any federal income tax deduction as a result of such disposition. In addition, we normally will not be entitled to a federal income tax deduction at either the grant or the exercise of an ISO.

If the eligible employee disposes of our common stock acquired upon exercise of the ISO within either of the two above-mentioned time periods, then in the year of disposition, the individual generally will recognize ordinary income, and we will be entitled to a federal income tax deduction (provided we satisfy applicable federal income tax reporting requirements). The amount of income and deduction will be an amount equal to the lesser of (1) the excess of the fair market value of our common stock on the date of exercise over the exercise price or (2) the amount realized upon disposition over the exercise price. Any gain in excess of the amount recognized by the eligible employee as ordinary income will be taxed to the individual as short-term or long-term capital gain (depending on the applicable holding period).

Non-Incentive Stock Options

An eligible employee or an outside Director will not recognize any taxable income upon the grant of a Non-ISO, and we will not be entitled to a federal income tax deduction at the time of grant. Upon the exercise of a Non-ISO, the eligible employee or outside Director generally will recognize ordinary income in an amount equal to the excess of the fair market value of our common stock on the date the shares are transferred pursuant to the exercise over the exercise price.

Special rules apply, however, if the eligible employee or outside Director exercises the Non-ISO within six months of the date of grant. If the sale of the shares within that six-month period could subject the eligible employee or outside Director to suit under Section 16(b) of the Exchange Act, the eligible employee or outside Director will not recognize income on the date the shares are transferred to him or her, but will recognize income at a later date. In this case, income will be based on the difference between the exercise price and the fair market value of the shares on the date that is the earlier of (1) six months after the date of the grant or (2) the first date that the shares can be sold by the eligible employee or outside Director without liability under Section 16(b). However, if the eligible employee or outside director timely elects under Section 83(b) of the Code, fair market value of the shares will be determined on the date the shares are transferred pursuant to the exercise without regard to the effect of Section 16(b).

We will be entitled to a federal income tax deduction (provided we satisfy applicable federal income tax reporting requirements) in an amount equal to the ordinary income recognized by the eligible employee or outside Director in the year that the income is recognized by the individual. Upon a later sale of our common stock by the eligible employee or outside director, he or she will recognize short-term or long-term capital gain or loss (depending on the applicable holding period) in an amount equal to the difference between the amount realized on the sale and the fair market value of the shares when ordinary income was recognized.

Stock Appreciation Rights

An eligible employee will recognize ordinary income for federal income tax purposes upon the exercise of an SAR under the 2009 Plan for cash, our common stock or a combination of each. The amount of income that the eligible employee will recognize will equal the amount of cash, if any, and the fair market value of our common stock, if any, that the eligible employee receives as a result of the exercise. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the eligible employee in the same taxable year in which the eligible employee recognizes such income, if we satisfy applicable federal income tax reporting requirements.

Stock Grants

An eligible employee or outside Director is not subject to any federal income tax upon the grant of a Stock Grant, nor does the grant of a Stock Grant result in a federal income tax deduction for our Company, unless the restrictions on the stock do not present a substantial risk of forfeiture. In the year that the Stock Grant is no longer subject to a substantial risk of forfeiture, the eligible employee or outside Director generally will recognize ordinary income in an amount equal to the fair market value of the shares of our common stock transferred to the eligible employee or outside Director, determined on the date the Stock Grant is no longer subject to a substantial risk of forfeiture. If an eligible employee or outside Director is subject to Section 16(b) of the Exchange Act and the eligible employee’s or outside director’s sale of the shares within six months of the transfer of the shares to him or her could subject him or her to suit under Section 16(b) of the Exchange Act, the stock will be treated as subject to a substantial risk of forfeiture. If the Stock Grant is forfeited, the eligible employee or outside director will recognize no income.

An eligible employee or outside Director may elect under Section 83(b) of the Code to recognize the fair market value of our common stock as ordinary income at the time of grant of the Stock Grant. If the employee or outside Director so elects, (1) the eligible employee or outside Director will not otherwise be taxed in the year that the Stock Grant is no longer subject to a substantial risk of forfeiture and (2) if the Stock Grant is subsequently forfeited, the eligible employee or outside Director will be allowed no deduction for the forfeiture. Cash dividends paid to an eligible employee or outside Director for shares of Stock Grant before the date the Stock Grant is no longer subject to a substantial risk of forfeiture or is forfeited are treated as ordinary income (or dividend income, if a Section 83(b) election was made) in the year received.

We generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the eligible employee or outside Director when such ordinary income is recognized, provided we satisfy applicable federal income tax reporting requirements. Depending on the period shares of common stock are held after receipt by the eligible employee or outside Director, the sale or other taxable disposition of the shares will result in short-term or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of the shares generally when ordinary income was recognized.

Stock in Lieu of Cash

Upon a transfer of our common stock instead of cash to an outside Director, the outside Director will recognize ordinary income for federal income tax purposes in an amount equal to the fair market value of the shares unless the common stock is subject to a substantial risk of forfeiture at the time of such transfer (including as a result of the outside Director being subject to suit upon a transfer under Section 16(b) of the Exchange Act). The tax consequences if the common stock is subject to a substantial risk of forfeiture are described in the section on Stock Grants generally. The Company generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the outside Director when the outside Director recognizes such ordinary income.

Section 409A Tax Consequences

To the extent an Option or SAR is granted at a price that equals or exceeds the fair market value of a share of common stock as determined on the grant date, there should be no adverse tax consequences to an individual under Section 409A of the Code.

Our Board of Directors recommends that you vote “FOR”
the approval of the 2009 Plan and the related Performance Goals

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Deloitte, our independent registered public accounting firm, to audit our consolidated financial statements for the year ending December 31, 2009 and to prepare a report on this audit, subject to approval by the Audit Committee of the fee estimate and the audit plan for the period. A representative of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by our stockholders.

We are asking our stockholders to ratify the selection of Deloitte as our independent registered public accounting firm. Although ratification is not required by our bylaws, the Board is submitting the selection of Deloitte to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders do not ratify the selection, it will be considered as a direction to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that the change would be in the best interests of the Company and our stockholders.

Our Board of Directors recommends that you vote “FOR”
the ratification of the independent registered public accounting firm

SUMMARY OF FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We retained Deloitte as our independent registered public accounting firm for the years ended December 31, 2008 and 2007. Aggregate fees billed to us for the years ended December 31, 2008 and 2007 by Deloitte were as follows:

	Years Ended December 31,
	2008	2007

Audit Fees(a)	$1,072,650	$958,385
Tax Fees:
Compliance	207,000	251,563
Consulting	411,930	499,057

Total tax fees	$618,930	$750,620

(a)	Includes fees for the annual audits of our financial statements, including the audit of internal controls over financial reporting under the Sarbanes-Oxley Act of 2002, joint venture audits, audits of certain properties’ operating expenses, review of our quarterly financial statements and audit of our benefit plans.

As stated in its charter, the Audit Committee is responsible for pre-approving all audit and permissible non-audit services provided by our independent registered public accounting firm. Pre-approvals are generally provided for no more than one year at a time, typically identify the particular services or category of services to be provided and are generally subject to a budget or dollar limit. The Audit Committee charter also provides that the Audit Committee may delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent registered public accounting firm, provided that the approvals are presented to the Audit Committee at its next scheduled meeting. Other than tax consulting, there were no other non-audit services provided by Deloitte to the Company in 2008 or 2007.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process and internal controls on behalf of the Board of Directors. The Audit Committee operates under a written charter, the full text of which is available on the Investor Relations page of the Company’s website at www.cousinsproperties.com.

Management has primary responsibility for financial statements and the reporting process, including the systems of internal controls, and has represented to the Audit Committee that the Company’s 2008 consolidated financial statements are in accordance with accounting principles generally accepted in the United States. In fulfilling its oversight responsibilities, the Audit Committee reviewed the financial statements contained in the Company’s Quarterly Reports on Form 10-Q, as well as the audited financial statements contained in the Company’s Annual Report on Form 10-K, and discussed these financial statements with management and Deloitte, the Company’s independent registered public accounting firm.

The Audit Committee reviewed with Deloitte the matters required to be discussed under Statement of Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, related to the 2008 audit. The Audit Committee also received written disclosures and the letter from Deloitte required by the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and discussed with Deloitte its independence.

The Audit Committee met with Deloitte, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting for 2008.

The Audit Committee also met with the Company’s internal audit department, with and without management present, to discuss the results of their reviews and evaluations of the Company’s internal controls for 2008.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Boone A. Knox, Chairman
S. Taylor Glover
James H. Hance, Jr.
William B. Harrison, Jr.

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under the Acts.

CERTAIN TRANSACTIONS

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving or ratifying the terms and conditions of transactions between the Company and any Director or executive officer. Our Ethics Code requires that all of our employees and Directors avoid conflicts of interest, defined as situations where the person’s private interests conflict, or even appear to conflict, with the interests of the Company as a whole. If an “Ethics Contact” (defined in our Ethics Code to be our Chief Executive Officer, President, Chief Financial Officer, Chief Accounting Officer or our General Counsel) believes that a transaction or relationship would require approval or ratification by the Audit Committee, the Ethics Contact will bring the transaction or relationship to the attention of the Audit Committee.

At least annually, each director and executive officer completes a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which the Company is involved and in which the executive officer, a director or a related person has a direct or indirect material interest. We also conduct a review, at least annually, of our financial systems to determine whether a director, or a company employing a Director, engaged in transactions with us during the fiscal year.

The Compensation, Succession, Nominating and Governance Committee, which is composed of independent Directors, conducts an annual review of the information from the questionnaire and financial systems review, evaluates related-party transactions (if any) involving the Directors and their related persons and makes recommendations to the Board regarding the independence of each board member.

If a transaction arises during the year that may require disclosure as a related person transaction, information about the transaction would be provided to the Audit Committee and the Compensation, Succession, Nominating and Governance Committee, as applicable, for review, approval or ratification of the transaction.

Pursuant to this responsibility, the Audit Committee reviewed, approved and ratified, as applicable, each of the transactions described below.

•	S. Taylor Glover, one of our Directors, is an affiliate of an entity that leases space in one of our office buildings. The lease term commenced on June 1, 2007 and continues until May 31, 2014. The entity paid us approximately $109,000 in 2008, excluding reimbursements for operating costs, with amounts remaining estimated to be approximately $649,000. We consider the rates associated with this lease to be market rates.

•	For certain properties we consolidate, properties owned by certain of our joint ventures and properties we manage, we purchase janitorial supplies from two companies that are wholly owned or co-owned by David Sikes, the son-in-law of William Porter Payne, one of our Directors. Our properties, the properties of our joint ventures and the third party owned properties that we manage paid approximately $863,000 to the janitorial supplies companies in 2008. We believe the amounts paid are in line with market prices.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, Directors and persons who own more than 10% of our common stock to file certain reports with respect to their beneficial ownership of our stock. In addition, Item 405 of Regulation S-K requires us to identify each reporting person who failed to file on a timely basis reports required by Section 16(a) during the most recent fiscal year. Based upon information supplied to us, we believe that all reports during 2008 were timely filed, except that Messrs. Bowles, Glover, Hance, Harrison, Knox and Payne and Ms. Giornelli filed late Forms 4 to report the vesting of RSUs on August 15, 2008 due to an administration error and Mr. Bowles filed a late Form 4 to report the purchase of stock in September 2008 because of an incorrect password.

FINANCIAL STATEMENTS

Our Annual Report on Form 10-K for the year ended December 31, 2008, including audited financial statements, is being mailed together with this proxy statement. The Annual Report on Form 10-K for the year ended December 31, 2008 does not form any part of the materials for solicitation of proxies.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING OF STOCKHOLDERS

Pursuant to Rule 14a-8(e)(2) under the Exchange Act, a stockholder proposal submitted for inclusion in our proxy statement for the 2010 Annual Meeting must be received by us by December 9, 2009, which is 120 days before the anniversary of the date this proxy statement is released to stockholders in connection with the Annual Meeting. However, pursuant to such Rule, if the 2010 Annual Meeting is held on a date that is more than 30 days before or after such anniversary date, then a stockholder proposal submitted for inclusion in our proxy statement for the 2010 Annual Meeting must be received by us a reasonable time before we begin to print and mail our proxy statement for the 2010 Annual Meeting.

Under our bylaws, a stockholder is eligible to submit a stockholder proposal outside the processes of Rule 14a-8 if the stockholder is (1) of record at the time of such proposal and at the time of the annual meeting and (2) entitled to vote at the annual meeting. The stockholder also must provide timely notice in proper written form of the proposal to our Corporate Secretary. To be timely under our bylaws, we must receive advance notice of the proposal not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date, such stockholder’s notice must be delivered by the later of (A) the tenth day following the day of the public announcement of the date of the annual meeting or (B) the date which is ninety (90) days prior to the date of the annual meeting. In no event shall any adjournment, deferral or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Stockholder proposals should be submitted to Corporate Secretary, Cousins Properties Incorporated, 191 Peachtree Street, Suite 3600, Atlanta, Georgia 30303-1740.

EXPENSES OF SOLICITATION

We will bear the cost of proxy solicitation. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally, or by telephone, electronic mail, facsimile or mail by one or more of our employees. To further assist us in our efforts, we have engaged Georgeson Inc. to solicit proxies for an estimated fee of $8,000, plus expenses. Upon request, we also will reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy materials to the beneficial owners of our stock.

Annex A

DIRECTOR INDEPENDENCE STANDARDS

The New York Stock Exchange (“NYSE”) requires listed companies to have a majority of independent directors. The NYSE standards regarding independence are set forth below in paragraphs (a) through (e). Each year, the Board will affirmatively determine whether a director has any material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and will disclose these determinations in its annual proxy statement.

A director will not be considered independent if:

(a) the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company or any of its affiliates;

(b) the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company or any of its affiliates, other than director and committee fees (including fees paid to the Chairman of the Board of Directors and the chairman of any committee of the Board of Directors) and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service;

(c) (1) the director or an immediate family member is a current partner of a firm that is the company’s internal or external auditor; (2) the director is a current employee of such a firm; (3) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (4) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s or any of its affiliates’ audit within that time;

(d) the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s or any of its affiliates’ present executive officers at the same time serves or served on that company’s compensation committee;

(e) the director is a current employee, or an immediate family member is a current executive officer, of any company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues (such payments and consolidated gross revenues to be measured based on reported figures for the last completed fiscal year); or

(f) the director is a current executive officer of a charitable organization to which the Company, directly or indirectly through the Cousins Properties Foundation or any successor foundation, has made charitable contributions in any of the last three fiscal years in an amount in excess of the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues for the fiscal year in which such charitable contributions were made.

Notwithstanding the foregoing, if the Board affirmatively determines that a director who does not meet the standards in subsection (f) is nevertheless independent, the Board will provide an explanation of its determination in the Company’s annual proxy statement.

For purposes of these guidelines, the terms:

•	“Company” includes any parent or subsidiary in a consolidated group with Cousins Properties Incorporated.

•	“immediate family” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

A-1

Annex B

COUSINS PROPERTIES INCORPORATED
2009 INCENTIVE STOCK PLAN
MAY 12, 2009

ii

COUSINS PROPERTIES INCORPORATED 2009 INCENTIVE STOCK PLAN
(EFFECTIVE AS OF MAY 12, 2009)

§ 1.

BACKGROUND AND PURPOSE

The purpose of this Plan is to promote the interest of the Company by authorizing the Committee to grant Options and Stock Appreciation Rights and to make Stock Grants to Key Employees and Directors in order (1) to attract and retain Key Employees and Directors, (2) to provide an additional incentive to each Key Employee or Director to work to increase the value of Stock, and (3) to provide each Key Employee or Director with a stake in the future of the Company which corresponds to the stake of each of the Company’s shareholders.

§ 2.

DEFINITIONS

2.1 Affiliate — means any organization (other than a Subsidiary) that would be treated as under common control with the Company under § 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.

2.2 Board — means the Board of Directors of the Company.

2.3 Cause — means, unless otherwise provided in a Key Employee’s Certificate, the occurrence of any of the following:

(a) Key Employee is convicted of, or pleads guilty to, any felony or any misdemeanor involving fraud, misappropriation or embezzlement, or Key Employee confesses or otherwise admits to the Company, any of its subsidiaries or affiliates, any officer, agent, representative or employee of the Company or one of its subsidiaries or affiliates, or to a prosecutor, or otherwise publicly admits, to committing any action that constitutes a felony or any act of fraud, misappropriation, or embezzlement; or

(b) there is any material act or omission by Key Employee involving malfeasance or gross negligence in the performance of Key Employee’s duties to the Company or any of its subsidiaries or affiliates to the material detriment of the Company or any of its subsidiaries or affiliates; or

(c) Key Employee breaches in any material respect any other agreement or understanding between Key Employee and the Company in effect as of the time of such termination;

provided, however, that no such act or omission or event shall be treated as “Cause” under this definition unless:

(d) Key Employee has been provided a detailed, written statement of the basis for Company’s belief that such act or omission or event constitutes “Cause” and an opportunity to meet with the Committee (together with Key Employee’s counsel if Key Employee chooses to have counsel present at such meeting) after Key Employee has had a reasonable period in which to review such statement; and

(e) the Committee after meeting with Key Employee (unless Key Employee refuses the opportunity for such meeting) determines reasonably and in good faith and by the affirmative vote of at least a majority of the members of the Committee then in office at a meeting called and held for such purpose that “Cause” does exist under the Plan.

2.4 Certificate — means, as applicable, an Option Certificate, a Stock Appreciation Right Certificate or a Stock Grant Certificate.

2.5 Change in Control — means any one of the following events or transactions

(a) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) after the date this Plan becomes effective under § 4 becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) directly or indirectly, of securities representing 30% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor to the Company; provided, however, the following transactions shall not constitute a Change of Control under this § 2.5(a): (A) any acquisition of such securities by any employee benefit plan (or a related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (B) an acquisition of voting securities by the Company or by any person owned, directly or indirectly, by the holders of at least 50% of the voting power of the Company’s then outstanding securities in substantially the same proportions as their ownership in Company shares, (C) any acquisition of voting securities in a transaction which satisfies the requirements of § 2.5(e)(A), § 2.5(e)(B) and § 2.5(e)(C), or (D) any acquisition directly from the Company;

(b) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease for any reason after the date this Plan becomes effective under § 4 to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;

(c) the shareholders of the Company after the date this Plan becomes effective under § 4 approve any dissolution or liquidation of the Company;

(d) the consummation of a sale or other disposition of all or substantially all of the assets of the Company, other than a transaction (A) in which the Company’s voting securities outstanding before the consummation of the transaction continue to represent, either directly or indirectly, at least 51% of the voting power of the surviving entity immediately after the transaction, (B) where at least 50% of the directors of the surviving entity were Company directors at the time the Board approved the transaction (or whose nominations or elections were approved by at least two-thirds of the Company directors who were on the Board at that time), and (C) after which no person or group owns 20% or more of the voting power of the surviving entity, unless such voting power is solely as a result of voting power held in the Company prior to the consummation of the transaction; or

(e) consummation by the Company of (i) any consolidation, merger, reorganization or business combination, or (ii) the acquisition of assets or stock in another entity, in each case, other than a transaction (A) in which the Company’s voting securities outstanding before the consummation of the transaction continue to represent, either directly or indirectly, at least 51% of the voting power of the surviving entity immediately after the transaction, (B) where at least 50% of the directors of the surviving entity were Company directors at the time the Board approved the transaction (or whose nominations or elections were approved by at least two-thirds of the Company directors who were on the Board at that time), and (C) after which no person or group owns 20% or more of the voting power of the surviving entity, unless such voting power is solely as a result of voting power held in the Company prior to the consummation of the transaction.

2.6 Code — means the Internal Revenue Code of 1986, as amended.

2.7 Committee — means a committee of the Board which shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a “non-employee director” under Rule 16b-3 and an “outside director” under § 162(m) of the Code.

2.8 Company — means Cousins Properties Incorporated, a Georgia corporation, and any successor to Cousins Properties Incorporated.

2.9 Director — means any member of the Board who is not an employee of the Company or a Parent or Subsidiary or affiliate (as such term is defined in Rule 405 of the 1933 Act) of the Company.

2.10 Fair Market Value — means either (a) the closing price on any date for a share of Stock as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee, or (b) if no such closing price is available on such date, such closing price as so reported in accordance with § 2.10(a) for the immediately preceding business day, or (c) if no newspaper or trade journal reports such closing price or if no such price quotation is available, the current fair market value of a share of Stock that the Committee acting in good faith determines through the reasonable application of a reasonable valuation method which takes into consideration in applying its methodology all available information material to the value of the Company, considering factors including (as applicable) (1) the value of the Company’s tangible and intangible assets, (2) the present value of the Company’s anticipated future cash-flows, (3) the market value of equity interests in similar companies engaged in trades or businesses substantially similar to those engaged in by the Company, the value of which can be readily determined through nondiscretionary, objective means (such as through trading prices on an established securities market or an amount paid in an arms-length private transaction), (4) recent arm’s length transactions involving the sale or transfer of shares of Stock, and (5) other relevant factors such as control premiums or discounts for lack of marketability and whether the valuation method is used for other purposes that have a material economic effect on the Company, the holders of Stock or the Company’s creditors.

2.11 “Good Reason” means, unless otherwise provided in a Key Employee’s Certificate:

(a) there is a reduction after a Change in Control, but before the end of Key Employee’s Protection Period, in Key Employee’s annual base salary or there is a reduction after a Change in Control, but before the end of Key Employee’s Protection Period, in Key Employee’s eligibility to receive any annual bonuses or other incentive compensation, such that Key Employee’s eligibility to receive such bonuses or other incentive compensation is substantially different than it was immediately prior to such Change in Control, all without Key Employee’s express written consent;

(b) there is a significant reduction after a Change in Control, but before the end of Key Employee’s Protection Period, in the scope of Key Employee’s duties, responsibilities, or authority, or a change in Key Employee’s reporting level by more than two levels (in each case, other than as a result of a mere change in Key Employee’s title, if such change in title is consistent with the organizational structure of the Company or its successor following such Change in Control), all without Key Employee’s express written consent;

(c) the Company or any successor thereto, at any time after a Change in Control, but before the end of Key Employee’s Protection Period (without Key Employee’s express written consent), transfers Key Employee’s primary work site from Key Employee’s primary work site on the date of such Change in Control or, if Key Employee subsequently consents in writing to such a transfer under this Agreement, from the primary work site that was the subject of such consent, to a new primary work site that is more than thirty-five (35) miles from Key Employee’s then current primary work site, unless such new primary work site is closer to Key Employee’s primary residence than Key Employee’s then current primary work site; or

(d) the Company or any successor thereto, after a Change in Control, but before the end of Key Employee’s Protection Period (without Key Employee’s express written consent), fails to continue to provide to Key Employee health and welfare benefits, deferred compensation benefits, Key Employee perquisites (other than the use of a company airplane for personal purposes), stock options, restricted stock and restricted stock unit grants, each as applicable at the time of such Change in Control, that are in the aggregate comparable in value to those provided to Key Employee immediately prior to the Change in Control;

provided, however, that no such act or omission shall be treated as “Good Reason” under this § 2.11 if Key Employee has refused a bona fide offer of continued employment with the Company, a subsidiary or affiliate thereof or the Company’s successor following the Change in Control, the terms of which offer would not amount to Good Reason in accordance with (a) through (d) above; and

further provided, that no such act or omission shall be treated as “Good Reason” under this § 2.11 unless:

(e) (1) Key Employee delivers to the Committee a detailed, written statement of the basis for Key Employee’s belief that such act or omission constitutes Good Reason; and

 (2) Key Employee delivers such statement before the later of (i) the end of the ninety (90) day period that starts on the date there is an act or omission which forms the basis for Key Employee’s belief that Good Reason exists, or (ii) the end of the period mutually agreed upon for purposes of this subsection (e)(2) in writing by Key Employee and the Chairman of the Committee; and

 (3) Key Employee gives the Committee a thirty (30) day period after the delivery of such statement to cure the basis for such belief; and

 (4) Key Employee resigns by submitting a written resignation to the Committee during the sixty (60) day period that begins immediately after the end of the thirty (30) day period described in subsection (e)(3) above if Key Employee reasonably and in good faith determines that Good Reason continues to exist after the end of such thirty (30) day period; or

(f) The Company states in writing to Key Employee that Key Employee has the right to treat any such act or omission as Good Reason under this Plan and Key Employee resigns during the sixty (60) day period that starts on the date such statement is actually delivered to Key Employee.

(g) If Key Employee consents in writing to any reduction described in § 2.11(a) or (b), to any transfer described in § 2.11(c) or to any failure described in § 2.11(d) in lieu of exercising Key Employee’s right to resign for Good Reason and delivers such consent to the Company, the date such consent is delivered to Company thereafter shall be treated under this definition as the date of a Change in Control for purposes of determining whether Key Employee subsequently has Good Reason under the Plan as a result of any subsequent reduction described in § 2.11(a) or (b), any subsequent transfer described in § 2.11(c) or any subsequent failure described in § 2.11(d).

2.12 ISO — means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of § 422 of the Code.

2.13 Key Employee — means an employee of the Company or any Subsidiary or Parent or Affiliate to whom the Committee decides for reasons sufficient to the Committee to make a grant under this Plan.

2.14 1933 Act — means the Securities Act of 1933, as amended.

2.15 1934 Act — means the Securities Exchange Act of 1934, as amended.

2.16 Non-ISO — means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of § 422 of the Code.

2.17 Option — means an ISO or a Non-ISO which is granted under § 7.

2.18 Option Certificate — means the certificate (whether in electronic or written form) which sets forth the terms and conditions of an Option granted under this Plan.

2.19 Option Price — means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

2.20 Parent — means any corporation which is a parent corporation (within the meaning of § 424(e) of the Code) of the Company.

2.21 Plan — means this Cousins Properties Incorporated 2009 Incentive Stock Plan as effective as of the date approved by the shareholders of the Company and as amended from time to time thereafter.

2.22 Preexisting Plan — means the Cousins Properties Incorporated 1999 Incentive Stock Plan, as such plan has been amended from time to time up to the date this Plan is effective.

2.23 Protection Period shall mean the two (2) year period which begins on the date of a Change in Control; provided, however, a resignation by Key Employee shall be treated under this Plan as if made during Key Employee’s Protection Period if:

(a) Key Employee gives the Committee the statement described in subsection (e)(1) of the second proviso of § 2.11 prior to the end of the thirty (30) day period that immediately follows the end of the Protection Period and Key Employee thereafter resigns within the period described in such subsection (e); or

(b) Company provides the statement to Key Employee described in subsection (f) of the second proviso of § 2.11 prior to the end of the thirty (30) day period that immediately follows the end of the Protection Period and Key Employee thereafter resigns within the period described in such subsection (f).

2.24 Rule 16b-3 — means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

2.25 SAR Value — means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under § 8, which value shall be no less than the Fair Market Value of a share of Stock with respect to which the appreciation in such Stock Appreciation Right is based on the date the Stock Appreciation Right is granted.

2.26 Stock — means the $1.00 par value common stock of the Company.

2.27 Stock Appreciation Right — means a right which is granted under § 8 to receive the appreciation in a share of Stock.

2.28 Stock Appreciation Right Certificate — means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Appreciation Right which is not granted as part of an Option.

2.29 Stock Grant — means a grant under § 9 which is designed to result in the issuance of the number of shares of Stock described in such grant.

2.30 Stock Grant Certificate — means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Grant.

2.31 Subsidiary — means a corporation which is a subsidiary corporation (within the meaning of § 424(f) of the Code) of the Company.

2.32 Ten Percent Shareholder — means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent.

§ 3.

SHARES AND GRANT LIMITS

3.1 Shares Reserved.  There shall (subject to § 13) be reserved for issuance under this Plan 8,236,781 shares of Stock, which is the number of shares which remain available for issuance under the Preexisting Plan as of March 13, 2009.

3.2 Source of Shares.  The shares of Stock described in § 3.1 shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company.

3.3 Reduction and Restoration of Shares Reserved.  All shares of Stock reserved for issuance under § 3.1 shall remain available for issuance under this Plan until issued pursuant to the exercise of an Option or a Stock Appreciation Right or issued pursuant to a Stock Grant; provided,

(a) any such shares of stock which are issued pursuant to an Option, any such shares of stock which are issued after March 13, 2009 pursuant to any option granted under the Preexisting Plan, or any shares of stock subject to a stock grant made under the Preexisting Plan which vest after March 13, 2009, shall reduce the number of shares reserved for issuance under § 3.1 on a one-to-one (1 to 1) basis, any shares issued pursuant to a Stock Grant shall reduce the number of shares reserved for issuance under § 3.1 on a two to one (2 to 1) basis and any shares which are forfeited after issuance pursuant to a Stock Grant shall be restored to the number of shares reserved for issuance under § 3.1 on a two to one (2 to 1) basis,

(b) any shares of Stock used to satisfy a tax withholding obligation under § 16.3 shall not be restored for issuance under § 3.1, and

(c) any shares of Stock which are tendered to the Company to pay the Option Price of an Option or which are tendered to the Company in satisfaction of any condition to a Stock Grant shall not be added to the shares of Stock reserved for issuance under § 3.1.

(d) the number of shares of Stock reserved for issuance under § 3.1 shall be reduced on a share-by-share basis for each share of Stock with respect to which the appreciation in a Stock Appreciation Right (or a stock appreciation right granted under the Preexisting Plan) is based if a share of Stock is issued in connection with the exercise of such Stock Appreciation Right (or such stock appreciation right under the Preexisting Plan).

3.4 Use of Proceeds.  The proceeds which the Company receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of the Company.

3.5 Eligibility And Grant Limits.  No Key Employee in any calendar year shall be granted an Option to purchase (subject to § 13) more than 750,000 shares of Stock or a Stock Appreciation Right based on the appreciation with respect to (subject to § 13) more than 750,000 shares of Stock and no Stock Grant which is intended to satisfy the requirements of § 162(m) of the Code shall be made to any Key Employee in any calendar year for more than 750,000 shares of Stock.

3.6 Preexisting Plan.  No grants shall be made under any Preexisting Plan on or after the date this Plan becomes effective.

§ 4.

EFFECTIVE DATE

The effective date of this Plan shall be the date the shareholders of the Company (acting at a duly called meeting of such shareholders) approve the adoption of this Plan.

§ 5.

COMMITTEE

This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to § 14 and § 15 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Key Employee or Director and on each other person directly or indirectly affected by such action. The Committee is authorized to delegate to one or more members of Company management the Committee’s right to designate certain employees as Key Employees and to grant to such Key Employees Options, Stock Grants, and Stock Appreciation Rights on such terms and conditions as are consistent with the terms of the Plan. The terms and conditions of any such delegation shall be set forth in a Committee resolution and maintained with the records of the Company. Except as set forth in a Committee resolution appointing a delegate, each delegate shall have all the rights, duties, and obligations otherwise vested in the Committee under the terms of the Plan. Furthermore, the Committee as a condition to making any grant under this Plan to any Key Employee or Director shall have the right to require him or her to execute an agreement which makes the Key Employee or Director subject to non-competition provisions and other restrictive covenants which run in favor of the Company.

§ 6.

ELIGIBILITY

Only Key Employees who are employed by the Company or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan. All Key Employees and all Directors shall be eligible for the grant of Non-ISOs and Stock Appreciation Rights and for Stock Grants under this Plan.

§ 7.

OPTIONS

7.1 Committee Action.  The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees and to Directors under this Plan from time to time to purchase shares of Stock, and Options may be granted for any reason the Committee deems appropriate, including as a substitute for compensation otherwise payable in cash.

7.2 Option Certificate.  Each grant of an Option shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, (a) if the Committee grants an ISO and a Non-ISO to a Key Employee on the same date, the right of the Key Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO, and (b) no Option Certificate shall provide for the automatic grant of any new Option upon the exercise of an Option subject to such Option Certificate.

7.3 $100,000 Limit.  No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this § 7.3 in accordance with § 422(d) of the Code, and the Committee shall treat this § 7.3 as in effect only for those periods for which § 422(d) of the Code is in effect.

7.4 Option Price.  The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Key Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted. The Committee shall not (except in accordance with § 13 and § 14) take any action absent the approval of the Company’s shareholders (whether through an amendment, a cancellation, making replacement grants or exchanges or any other means) to directly or indirectly reduce the Option Price of any outstanding Option or to make a tender offer for any Option if the Option Price for such Option on the effective date of such tender offer exceeds the then Fair Market Value of a share of Stock subject to such Option.

7.5 Payment.  The Option Price shall be payable in full upon the exercise of any Option and, at the discretion of the Committee, an Option Certificate can provide for the payment of the Option Price either in cash, by check, in Stock or through any cashless exercise procedure which is acceptable to the Committee, or in any combination of such forms of payment. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date action acceptable to the Committee is taken to tender to the Committee or its delegate.

7.6 Exercise.

(a) Vesting.  The Committee may condition the right to exercise an Option on the satisfaction of a service requirement or a performance requirement or on the satisfaction of more than one such requirement or the satisfaction of any combination of such requirements or may grant an Option which is not subject to any such requirements, all as determined by the Committee and as set forth in the related Option Certificate.

(b) Exercise Period.  Each Option granted under this Plan shall be exercisable in whole or in part to the extent vested at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option exercisable on or after the earlier of

 (1) the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Key Employee is a Ten Percent Shareholder on the date the Option is granted, or

 (2) the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to a Key Employee who is not a Ten Percent Shareholder on the date the Option is granted.

(c) Termination of Status as Key Employee or Director.  Subject to § 7.6(a), an Option Certificate may provide for the exercise of an Option after a Key Employee’s or a Director’s status as such has terminated for any reason whatsoever, including death or disability.

§ 8.

STOCK APPRECIATION RIGHTS

8.1 Committee Action.  The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Key Employees and to Directors under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option. Stock Appreciation Rights may be granted for any reason the Committee deems appropriate, including as a substitute for compensation otherwise payable in cash. The Committee shall not (except in accordance with § 13 and § 14) take any action absent the approval of the Company’s shareholders (whether through an amendment, a cancellation, making replacement grants or exchanges or any other means) to directly or indirectly reduce the SAR Value of any outstanding Stock Appreciation Right or to make a tender offer for any Stock Appreciation Right if the SAR Value for such Stock Appreciation Right on the effective date of such tender offer exceeds the then Fair Market Value of a share of Stock with respect to which the appreciation in such Stock Appreciation Right is based.

8.2 Terms and Conditions.

(a) Stock Appreciation Right Certificate.  If a Stock Appreciation Right is granted independent of an Option, such Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Certificate, and such certificate shall set forth the number of shares of Stock on which the Key Employee’s or Director’s right to appreciation shall be based and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

(b) Option Certificate.  If a Stock Appreciation Right is granted together with an Option, such Stock Appreciation Right shall be evidenced by an Option Certificate, the number of shares of Stock on which the Key Employee’s or Director’s right to appreciation shall be based shall be the same as the number of shares of Stock subject to the related Option, and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Key Employee’s or Director’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Key Employee’s or Director’s right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

(c) Vesting.  The Committee may condition the right to exercise a Stock Appreciation Right on the satisfaction of a service requirement or a performance requirement or on the satisfaction of more than one such requirement or the satisfaction of any combination of such requirements or may grant a Stock Appreciation Right which is not subject to any such requirements, all as determined by the Committee in its discretion and as set forth in the related Stock Appreciation Right Certificate.

8.3 Exercise.  A Stock Appreciation Right shall be exercisable to the extent vested only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. A Key Employee or Director upon the exercise of his or her Stock Appreciation Right shall receive a payment from the Company in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this § 8.3.

§ 9.

STOCK GRANTS

9.1 Committee Action.

The Committee acting in its absolute discretion shall have the right to make Stock Grants to Key Employees and to Directors, and Stock Grants may be made for any reason the Committee deems appropriate, including as a substitute for compensation otherwise payable in cash. Each Stock Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Stock Grant and the conditions under which the Key Employee’s or Director’s interest in any Stock which has been issued will become vested and non-forfeitable.

9.2 Conditions.

(a) Conditions to Issuance of Stock.  The Committee acting in its absolute discretion may make the issuance of Stock under a Stock Grant subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Stock Grant shall be issued in the name of a Key Employee or Director only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by the Company pending the satisfaction of the vesting conditions, if any, under § 9.2(b) for the related Stock Grant.

(b) Vesting Conditions.  The Committee acting in its absolute discretion may issue any Stock in the name of a Key Employee or Director under a Stock Grant subject to the satisfaction of one, or more than one, objective employment, performance or other vesting condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such vesting condition, if any, and the deadline, if any, for satisfying each such vesting condition. A Key Employee’s or a Director’s vested and non-forfeitable interest in the shares of Stock underlying a Stock Grant shall depend on the extent to which he or she timely satisfies each such vesting condition. If a share of Stock is issued under this § 9.2(b) before a Key Employee’s or Director’s interest in such share of Stock is vested and is non-forfeitable, (1) such share of Stock shall not be available for re-issuance under § 3 until such time, if any, as such share of Stock thereafter is forfeited as a result of a failure to timely satisfy a vesting condition and (2) the Company shall have the right to condition any such issuance on the Key Employee or Director first signing an irrevocable stock power in favor of the Company with respect to the forfeitable shares of Stock issued to such Key Employee or Director in order for the Company to effect any forfeiture called for under the related Stock Grant Certificate.

(c) Minimum Service Requirement.  If the only condition to the vesting of a Stock Grant is the satisfaction of a service requirement and a performance requirement, the minimum service requirement for 100% vesting shall be at least one year and, if the only condition to the vesting of a Stock Grant is the satisfaction of a service requirement, the minimum service requirement for 100% vesting shall be at least three years unless the Committee in either case determines that a shorter period of service (or no period of service) better serves the Company’s interest.

9.3 Dividends, Voting Rights and Creditor Status.

(a) Cash Dividends.  Except as otherwise set forth in a Stock Grant Certificate, if a dividend is paid in cash on a share of Stock after such Stock has been issued under a Stock Grant but before the first date that a Key

Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall pay such cash dividend directly to such Key Employee or Director.

(b) Stock Dividends.  If a dividend is paid on a share of Stock in Stock after such Stock has been issued under a Stock Grant but before the first date that a Key Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall hold such dividend Stock subject to the same conditions under § 9.2(b) as the related Stock Grant.

(c) Other.  If a dividend (other than a dividend described in § 9.3(a) or § 9.3(b)) is paid with respect to a share of Stock after such Stock has been issued under a Stock Grant but before the first date that a Key Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall distribute or hold such dividend in accordance with such rules as the Committee shall adopt with respect to each such dividend.

(d) Voting.  Except as otherwise set forth in a Stock Grant Certificate, a Key Employee or a Director shall have the right to vote the Stock issued under his or her Stock Grant during the period which comes after such Stock has been issued under a Stock Grant but before the first date that a Key Employee’s or Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable.

9.4 Satisfaction of Forfeiture Conditions.  A share of Stock shall cease to be subject to a Stock Grant at such time as a Key Employee’s or a Director’s interest in such Stock becomes vested and non-forfeitable under this Plan, and the certificate or other evidence of ownership representing such share shall be transferred to the Key Employee or Director as soon as practicable thereafter.

9.5 Performance Goals for Income Tax Deduction.

(a) General.  If the Committee determines it is in the Company’s best interests for Stock Grants to qualify as “performance-based compensation” under § 162(m) of the Code, the Committee will make such Stock Grants to Key Employees subject to at least one condition related to one, or more than one, performance goal based on the performance goals described in § 9.5(b) which seems likely to result in the Stock Grant qualifying as “performance-based compensation” under § 162(m) of the Code.

(b) Performance Goals.  A performance goal is described in this § 9.5(b) if such goal relates to (1) the Company’s return over capital costs or increases in return over capital costs, (2) the Company’s total earnings or the growth in such earnings, (3) the Company’s consolidated earnings or the growth in such earnings, (4) the Company’s earnings per share or the growth in such earnings, (5) the Company’s net earnings or the growth in such earnings, (6) the Company’s earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings, (7) the Company’s earnings before interest and taxes or the growth in such earnings, (8) the Company’s consolidated net income or the growth in such income, (9) the value of the Company’s stock or the growth in such value, (10) the Company’s stock price or the growth in such price, (11) the Company’s return on assets or the growth on such return, (12) the Company’s cash flow or the growth in such cash flow, (13) the Company’s total shareholder return or the growth in such return, (14) the Company’s expenses or the reduction of such expenses, (15) the Company’s sales growth, (16) the Company’s overhead ratios or changes in such ratios, (17) the Company’s expense-to-sales ratios or the changes in such ratios, (18) the Company’s economic value added or changes in such value added, (19) the Company’s funds from operations (FFO), or (20) the Company’s level of investments, development starts, or leasing or disposition activity.

(c) Alternative Goals.  A performance goal may be set in any manner determined by the Committee, including looking to achievement on an absolute or relative basis in relation to peer groups or indexes, and the Committee may set more than one goal. No change may be made to a performance goal after the goal has been set. However, the Committee may express any goal in terms of alternatives, or a range of alternatives, as the Committee deems appropriate under the circumstances, such as including or excluding (1) any acquisitions or dispositions, restructuring, discontinued operations, extraordinary items and other unusual or non-recurring charges, (2) any event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management or (3) the effects of tax or accounting.

9.6 Director Stock In Lieu of Cash.

(a) Election.  Each Director shall have the right on or after the effective date of this Plan to elect (in accordance with § 9.6(b)) to receive Stock in lieu of cash as part of his or her compensation package with respect to all or a specific percentage of:

 (1) any installment of his or her annual cash retainer fee as a Director;

 (2) any fee payable in cash to him or to her for attending a meeting of the Board or a committee of the Board; and

 (3) any fee payable in cash to him or to her for serving as the chairperson of a committee of the Board.

Any election to receive Stock in lieu of cash which was in effect under the Preexisting Plan shall remain in effect under this Plan until revoked under § 9.6(b).

(b) Election and Election Revocation Procedure.  An election by a Director under § 9.6 to receive Stock in lieu of cash shall be made in writing and shall be effective as of the date the Director delivers such election to the Secretary of the Company or as of such later date as the Company shall establish from time to time in its election form or procedures. An election may apply to one, or more than one, cash payment described in § 9.6. After a Director has made an election under this § 9.6(b), he or she may elect to revoke such election or may elect to revoke such election and make a new election. Any such subsequent election shall be made in writing and shall be effective as of the date the Director delivers such election to the Secretary of the Company. There shall be no limit on the number of elections which a Director can make under this § 9.6(b).

(c) Number of Shares.  The number of shares of Stock which a Director shall receive in lieu of any cash payment shall be determined by the Company by dividing the amount of the cash payment which the Director has elected under § 9.6 to receive in the form of Stock by 95% of the Fair Market Value of a share of Stock on the date designated in advance by the Board for Directors to be paid any such cash payment, and by rounding down to the nearest whole share of Stock. Such shares shall be issued to the Director as of the date the Board has designated in advance for the related cash payment to be made to Directors.

(d) Insufficient Shares.  If the number of shares of Stock available under this Plan is insufficient as of any date to issue the Stock called for under § 9.6(c), the Company shall issue Stock under § 9.6(c) to each Director based on a fraction of the then available shares of Stock, the numerator of which fraction shall equal the amount of the cash payment to the Director on which the issuance of such Stock was to be based under § 9.6 and the denominator of which shall equal the amount of the total cash payments to all Directors on which the issuance of such Stock was to be based under § 9.6. All elections made under this § 9.6 thereafter shall be null and void, and no further Stock shall be issued under this Plan with respect to any such elections.

(e) Restrictions on Shares.  The Company shall have the right to issue the shares of Stock which a Director shall receive in lieu of any cash payment subject to a restriction that the Director have no right to transfer such Stock (except to the extent permissible under Rule 16b-3) for the six month period which starts on the date the Stock is issued or to take such other action as the Company deems necessary or appropriate to make sure that the Director satisfies the applicable holding period requirement, if any, set forth in Rule 16b-3.

§ 10.

NON-TRANSFERABILITY

No Option, Stock Grant or Stock Appreciation Right shall (absent the Committee’s express, written consent) be transferable by a Key Employee or a Director other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee’s express, written consent) be exercisable during a Key Employee’s or Director’s lifetime only by the Key Employee or Director. The person or persons to whom an Option or Stock Grant or Stock Appreciation Right is transferred by will or by the laws of descent and distribution (or with the Committee’s express, written consent) thereafter shall be treated as the Key Employee or Director.

§ 11.

SECURITIES REGISTRATION

As a condition to the receipt of shares of Stock under this Plan, the Key Employee or Director shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, if so requested by the Company, the Key Employee or Director shall make a written representation to the Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required. Certificates or other evidence of ownership representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.

§ 12.

LIFE OF PLAN

No Option or Stock Appreciation Right shall be granted or Stock Grant made under this Plan on or after the earlier of:

(1) the tenth anniversary of the effective date of this Plan (as determined under § 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable and all Stock issued under any Stock Grants under this Plan have been forfeited or have become non-forfeitable, or

(2) the date on which all of the Stock reserved under § 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan or the satisfaction of the forfeiture conditions, if any, on Stock Grants) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

§ 13.

ADJUSTMENT

13.1 Capital Structure.  The grant limits described in § 3.5, the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Options and Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Stock Grants made under this Plan shall be adjusted by the Committee in a reasonable and equitable manner to preserve immediately after

(a) any equity restructuring or change in the capitalization of the Company, including, but not limited to, spin offs, stock dividends, large non-reoccurring cash or stock dividends, rights offerings or stock splits, or

(b) any other transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company the aggregate intrinsic value of each such outstanding Option, Stock Appreciation Right, and Stock Grant immediately before such restructuring or recapitalization or other transaction.

13.2 Shares Reserved.  If any adjustment is made with respect to any outstanding Option, Stock Appreciation Right or Stock Grant under § 13.1, then the Committee shall adjust the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1. The Committee shall have the discretion to limit such adjustment to account only for the number, kind and class of shares of Stock subject to (or with respect to which appreciation is based) or each such Option, Stock Appreciation Right and Stock Grant as adjusted under § 13.1 or to further adjust such number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1 to account for reduction in the total number of shares of Stock then reserved under § 3.1 which would result from the events described in § 13.1(a) and § 13.1(b) if no action was taken by the Committee under this § 13.2. The Committee may make any adjustment provided for in this § 13.2 without seeking the approval of the Company’s shareholders for such adjustment unless the Committee acting on the advice of counsel determined that such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

13.3 Transactions Described in § 424 of the Code.  If there is a corporate transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company, the Committee as part of any such transaction shall have right to make Stock Grants and Option and Stock Appreciation Right grants (without regard to any limitations set forth under 3.5 of this Plan) to effect the assumption of, or the substitution for, outstanding stock grants and option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such outstanding stock grants and stock option and stock appreciation right grants. Furthermore, if the Committee makes any such grants as part of any such transaction, the Committee shall have the right to increase the number of shares of Stock available for issuance under § 3.1 by the number of shares of Stock subject to such grants without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

13.4 Fractional Shares.  If any adjustment under this § 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock under any Option, Stock Appreciation Right or Stock Grant, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options, Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 13 by the Committee shall be conclusive and binding on all affected persons.

§ 14.

CHANGE IN CONTROL

14.1 Continuation or Assumption of Plan or Grants.  If (1) there is a Change in Control of CPI and this Plan and the outstanding Options, Stock Appreciation Rights and Stock Grants granted under this Plan are continued in full force and effect or there is an assumption or substitution of the outstanding Options, Stock Appreciation Rights and Stock Grants granted under this Plan in connection with such Change in Control and (2) (i) a Key Employee’s employment with the Company, any Subsidiary of the Company, any Parent of the Company, or any Affiliate of the Company is terminated at the Company’s initiative for reasons other than Cause or is terminated at the Key Employee’s initiative for Good Reason within the Protection Period or (ii) a Director’s service on the Board terminates for any reason within the two-year period starting on the date of such Change in Control, then any conditions to the exercise of such Key Employee’s or Director’s outstanding Options and Stock Appreciation Rights and any then outstanding issuance and forfeiture conditions on such Key Employee’s or Director’s Stock Grant automatically shall expire and shall have no further force or effect on or after the date his or her employment or service so terminates.

14.2 No Continuation or Assumption of Plan or Grants.  If there is a Change in Control of CPI and the outstanding Options, Stock Appreciation Rights and Stock Grants granted under this Plan are not continued in full force and effect or there is no assumption or substitution of the Options, Stock Appreciation Rights and Stock Grants granted under this Plan in connection with such Change in Control, (1) any conditions to the exercise of outstanding Options and Stock Appreciation Rights granted under this Plan and any then outstanding issuance and forfeiture conditions on Stock Grants granted under this Plan automatically shall be deemed 100% satisfied as of the date of such Change in Control, and (2) the Board shall have the right (to the extent expressly required as part of such transaction) to cancel such Options, Stock Appreciation Rights and Stock Grants after providing each Key Employee and Director a reasonable opportunity to exercise his or her Options and Stock Appreciation Rights and

to take such other action as necessary or appropriate to receive the Stock subject to any Stock Grants before the date of such Change in Control; provided, if any issuance or forfeiture condition described in this § 14 relates to satisfying any performance goal and there is a target for such goal, such issuance or forfeiture condition shall be deemed satisfied under this § 14 only to the extent of such target unless such target has been exceeded before the date of such Change in Control, in which event such issuance or forfeiture condition shall be deemed satisfied to the extent such target had been so exceeded.

§ 15.

AMENDMENT OR TERMINATION

This Plan may be amended by the Committee from time to time to the extent that the Committee deems necessary or appropriate; provided, however, (a) no amendment shall be made absent the approval of the shareholders of the Company to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are listed and (b) no amendment shall be made to § 14 on or after the date of any Change in Control which might adversely affect any rights which otherwise would vest on the date of such Change in Control. The Committee also may suspend granting Options or Stock Appreciation Rights or making Stock Grants under this Plan at any time and may terminate this Plan at any time; provided, however, the Committee shall not have the right in connection with any such suspension or termination to unilaterally to modify, amend or cancel any Option or Stock Appreciation Right granted, or Stock Grant unless (1) the Key Employee or Director consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in § 14.

§ 16.

MISCELLANEOUS

16.1 Shareholder Rights.  No Key Employee or Director shall have any rights as a shareholder of the Company as a result of the grant of an Option or a Stock Appreciation Right pending the actual delivery of the Stock subject to such Option or Stock Appreciation Right to such Key Employee or Director. A Key Employee’s or a Director’s rights as a shareholder in the shares of Stock which remain subject to forfeiture under § 9.2(b) shall be set forth in the related Stock Grant Certificate.

16.2 No Contract of Employment.  The grant of an Option, a Stock Appreciation Right, or a Stock Grant to a Key Employee or Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on a Key Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in this Plan or the related Option Certificate, Stock Appreciation Right Certificate, or Stock Grant Certificate.

16.3 Withholding.  Each Option, Stock Appreciation Right, and Stock Grant shall be made subject to the condition that the Key Employee or Director consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, which the Company determines are applicable to the exercise of such Option or Stock Appreciation Right or, to the satisfaction of any forfeiture conditions with respect to Stock subject to a Stock Grant issued in the name of the Key Employee or Director. No withholding shall be effected under this Plan which exceeds the minimum statutory federal and state withholding requirements.

16.4 Construction.  All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Georgia. Each term set forth in § 2 shall, unless otherwise stated, have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular. Finally, if there is any conflict between the terms of this Plan and the terms of any Option Certificate, Stock Appreciation Right Certificate, or Stock Grant Certificate, the terms of this Plan shall control.

16.5 Other Conditions.  Each Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate may require that a Key Employee or a Director (as a condition to the exercise of an Option or a Stock

Appreciation Right or the issuance of Stock subject to a Stock Grant) enter into any agreement or make such representations prepared by the Company, including (without limitation) any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or a Stock Grant or provides for the repurchase of such Stock by the Company.

16.6 Rule 16b-3.  The Committee shall have the right to amend any Option, Stock Grant or Stock Appreciation Right to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to a Key Employee or Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

16.7 Coordination with Employment Agreements and Other Agreements.  If the Company enters into an employment agreement or other agreement with a Key Employee or Director which expressly provides for the acceleration in vesting of an outstanding Option, Stock Appreciation Right or Stock Grant or for the extension of the deadline to exercise any rights under an outstanding Option, Stock Appreciation Right or Stock Grant, any such acceleration or extension shall be deemed effected pursuant to, and in accordance with, the terms of such outstanding Option, Stock Appreciation Right or Stock Grant and this Plan even if such employment agreement or other agreement is first effective after the date the outstanding Option or Stock Appreciation Right was granted or the Stock Grant was made.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

COUSINS PROPERTIES INCORPORATED

By:

Name:

Its:

Date:

COUSINS PROPERTIES INCORPORATED

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
May 12, 2009

The undersigned hereby appoints Boone A. Knox and William Porter Payne, and each of them, proxies with full power of substitution for and in the name of the undersigned, to vote all shares of stock of Cousins Properties Incorporated which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held Tuesday, May 12, 2009, 11:00 a.m. local time, and at any adjournments thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement dated April 8, 2009, and upon any other business that may properly come before the meeting or any adjournments thereof.

The proxies are directed to vote or refrain from voting pursuant to the Proxy Statement as follows and otherwise in their discretion upon all other matters that may properly come before the meeting or any adjournments thereof.

(Continued and to be signed on the reverse side.)

[NOTE: Proxy to be updated for telephone and internet voting]
ANNUAL MEETING OF STOCKHOLDERS OF

COUSINS PROPERTIES INCORPORATED

May 12, 2009

Please sign, date and mail your proxy card
in the envelope provided as soon as possible.

â Please detach along perforated line and mail in the envelope provided. â

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. Election of nine Directors nominated by the Board of Directors:

☐ FOR ALL NOMINEES	NOMINEES:
¡ Thomas D. Bell, Jr.
¡ Erskine B. Bowles
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ James D. Edwards ¡ Lillian C. Giornelli ¡ S. Taylor Glover
☐ FOR ALL EXCEPT (See instructions below)	¡ James H. Hance, Jr. ¡ William B. Harrison, Jr. ¡ Boone A. Knox ¡ William Porter Payne

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

2. Proposal to approve the Cousins Properties Incorporated 2009 Incentive Stock Plan and the related Performance Goals.

FOR AGAINST ABSTAIN
☐ ☐ ☐
3. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

FOR AGAINST ABSTAIN
☐ ☐ ☐

This proxy will be voted as directed. If no direction is indicated, this proxy will be voted “FOR” the election of all nominees for Director and “FOR” Proposals 2 and 3.

The undersigned acknowledges receipt with this proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated April 8, 2009.

Please vote, sign and date this proxy and promptly return it in the enclosed envelope whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may revoke the proxy and vote your shares in person.

Signature of Stockholder Date:
Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in the partnership name by authorized person.